                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                        THE HOUSTON EXPLORATION COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                         THE HOUSTON EXPLORATION COMPANY
                           1100 LOUISIANA, SUITE 2000
                              HOUSTON, TEXAS 77002




                                  April 9, 2002

TO OUR STOCKHOLDERS:

       We cordially invite you to attend the 2002 Annual Meeting of Stockholders of The Houston Exploration Company to be held on Friday, May 17, 2002, at 10:00 a.m., local time, at the DoubleTree Hotel--Allen Center, 400 Dallas Street, Houston, Texas 77002. We have enclosed a Notice of the Annual Meeting, Proxy Statement and form of proxy with this letter.

       We encourage you to read the Notice of the Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. Your participation in our business is important, regardless of the number of shares you own. To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the postage-paid envelope.

       We look forward to seeing you on May 17th.

                                                        Sincerely,

                                                        /s/ Robert B. Catell
                                                        ------------------------
                                                        Robert B. Catell
                                                        Chairman of the Board of
                                                        Directors

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 17, 2002

To the Stockholders of The Houston Exploration Company:

       The Annual Meeting of Stockholders (the "Annual Meeting") of The Houston Exploration Company will be held on Friday, May 17, 2002, at 10:00 a.m., local time, at the DoubleTree Hotel -- Allen Center, 400 Dallas Street, Houston, Texas 77002, for the following purposes:

          1.   Election of ten Directors;

          2. Ratification and approval of the appointment of Deloitte & Touche LLP as our independent public accountants for our fiscal year ending December 31, 2002;

          3. Approval of The Houston Exploration Company 2002 Long-Term Incentive Plan; and

          4. Any other business as may properly come before the meeting or any adjournments thereof.

       Only stockholders of record at the close of business on March 25, 2002 are entitled to notice of and to vote at the Annual Meeting.

       It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. THEREFORE, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. If you are present at the Annual Meeting, and wish to do so, you may revoke your proxy and vote in person.

                                             By Order of the Board of Directors,

                                             /s/ James F. Westmoreland
                                             -----------------------------------
                                             James F. Westmoreland
                                             Secretary

Houston, Texas
April 9, 2002

                                TABLE OF CONTENTS

Solicitation and Revocability of Proxies.........................................1

Purposes of the Meeting..........................................................2

Quorum and Voting................................................................2

Proposal Number 1:
       Election of Directors.....................................................3

Proposal Number 2:
       Ratification and Approval of Independent Public Accountants...............8

Proposal Number 3:
       Proposal to Approve the Houston Exploration Company
       2002 Long-Term Incentive Plan.............................................9

Report of The Audit Committee of the Board of Directors.........................13

Executive Compensation..........................................................14

Certain Transactions............................................................27

Other Information...............................................................28

Security Ownership of Certain Beneficial Owners and Management..................29

Compliance with Section 16(a)...................................................30

Proposal of Stockholders........................................................30

Financial Information...........................................................30

Exhibit 1 (2002 Long-Term Incentive Plan)......................................E-1

                         THE HOUSTON EXPLORATION COMPANY
                           1100 LOUISIANA, SUITE 2000
                              HOUSTON, TEXAS 77002

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 17, 2002

       The Board of Directors of The Houston Exploration Company solicits the accompanying proxy, to be voted at the Annual Meeting of Stockholders to be held on Friday, May 17, 2002, at 10:00 a.m., local time, at the DoubleTree Hotel--Allen Center, 400 Dallas Street, Houston, Texas 77002, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournments of the Annual Meeting. In this Proxy Statement, unless the context requires otherwise, when we refer to "we," "us" or "our," we are describing The Houston Exploration Company.

                    SOLICITATION AND REVOCABILITY OF PROXIES

       If you complete and submit your proxy, the shares represented by your proxy will be voted at the Annual Meeting in accordance with your instructions. If you submit a proxy, but you do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted as follows:

          o FOR the election of the nominees for director set forth in "Proposal Number 1: Election of Directors" on page 3;

          o FOR ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending December 31, 2002; and

          o FOR the approval of The Houston Exploration Company 2002 Long-Term Incentive Plan.

In addition, if other matters come before the Annual Meeting, the persons named as proxies have discretionary authority to vote on those matters in accordance with their best judgment. The Board of Directors is not currently aware of any other matters.

       You have the unconditional right to revoke your proxy at any time prior to its exercise, either in person at the Annual Meeting or by written notice addressed to Secretary, The Houston Exploration Company, 1100 Louisiana, Suite 2000, Houston, Texas 77002. Your revocation of your proxy by written notice will be effective only if the Secretary receives the notice prior to the day of the Annual Meeting or the inspector of election receives the notice at the Annual Meeting.

       Our principal executive offices are located at 1100 Louisiana, Suite 2000, Houston, Texas 77002. We are mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy to our stockholders on or about April 9, 2002.

       In addition to the solicitation of proxies by use of this Proxy Statement, our directors, officers and employees may solicit the return of proxies by mail, personal interview, telephone or facsimile. We will not pay additional compensation to our officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We will request that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of stock registered in their names.

       We will bear all costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

                             PURPOSES OF THE MEETING

       At the Annual Meeting, we will ask our stockholders to consider and act upon the following matters:

          1.   Election of ten Directors;

          2. Ratification and approval of the appointment of Deloitte & Touche LLP as independent public accountants for our fiscal year ending December 31, 2002;

          3. Approval of The Houston Exploration Company 2002 Long-Term Incentive Plan; and

          4. Any other business as may properly come before the meeting or any adjournments thereof.

                                QUORUM AND VOTING

       Our board of directors has fixed the close of business on March 25, 2002 as the record date. Only stockholders of record as of the record date will be entitled to vote at the Annual Meeting and any adjournments thereof. As of the record date, we had issued and outstanding 30,490,800 shares of common stock, par value $0.01 per share.

       Each holder of record of common stock will be entitled to one vote per share on each matter that is called to vote at the Annual Meeting. Stockholders may not vote shares of common stock cumulatively.

       The holders of a majority of the outstanding shares of common stock must be present, either in person or by proxy, to constitute a quorum at the Annual Meeting. We will count abstentions and broker non-votes for purposes of determining whether a quorum is present.

       Our bylaws require a plurality vote for the election of Directors in Proposal Number 1. Accordingly, if a quorum is present at the Annual Meeting, the ten nominees receiving the greatest number of votes will be elected to serve as Directors. Withholding authority to vote for a Director nominee and broker non-votes in the election of Directors will not affect the outcome of the election of Directors.

       The vote of the majority of the shares present or represented at the Annual Meeting and entitled to vote will decide all other matters to be voted on at the Annual Meeting. On other matters, an abstention will have the same effect as a negative vote, but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

       William G. Hargett and James F. Westmoreland will vote all proxies that are properly completed, signed and returned prior to the Annual Meeting as directed by you. At any time before the vote, you may revoke your proxy by:

          o filing with the Secretary of Houston Exploration an instrument revoking the proxy,

          o    executing and returning a proxy bearing a later date; or

          o attending the Annual Meeting and expressing a desire to vote the stockholder's shares of common stock in person.

       The Bank of New York, our transfer agent and registrar, will count the votes.

                               PROPOSAL NUMBER 1:
                              ELECTION OF DIRECTORS

       Our Board of Directors has nominated each of the persons named below for election as a Director until the 2003 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. The ten nominees for election as Directors who receive the most votes cast at the Annual Meeting will be elected as Directors. All of the nominees listed below are current members of our Board of Directors with the exception of Robert J. Fani, who on March 13, 2002, was nominated for election at the Annual Meeting. Effective March 17, 2002, Craig G. Matthews will retire from our Board. Mr. Matthews has served as a director of our company since 1993 and we extend our gratitude for the long and valued service Mr. Matthews provided to both our company and Board.

       If, at the time of or prior to the Annual Meeting, any of the nominees is unable or declines to serve, the persons named as proxies may use the discretionary authority provided in the proxy to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

NOMINEES FOR ELECTION AS DIRECTORS

       The names of the nominees for election as Directors, and additional information with respect to each of them, are set forth below.

ROBERT B. CATELL            Robert B. Catell has been Chairman of the Board of
65 Years Old                Directors since 1986. Mr. Catell is the Chairman and
Chairman of the Board of    Chief Executive Officer of KeySpan Corporation, a
Directors since 1986        diversified energy provider, and has held this
                            position since July 1998. KeySpan owns approximately
                            67% of the shares our common stock. Mr. Catell joined KeySpan's subsidiary, The Brooklyn Union Gas
                            Company, in 1958 and was elected Assistant Vice
                            President in 1974, Vice President in 1977, Senior
                            Vice President in 1981 and Executive Vice President in 1984. Mr. Catell was elected Brooklyn Union's
                            Chief Operating Officer in 1986 and President in
                            1990. Mr. Catell served as President and Chief
                            Executive Officer of Brooklyn Union from 1991 to
                            1996 when he was elected Chairman and Chief
                            Executive Officer and held these positions until the formation of KeySpan in May 1998 through the combination of Brooklyn Union's parent company, KeySpan Energy Corporation, and assets of Long
                            Island Lighting Company. Mr. Catell serves on the
                            Boards of Alberta Northeast Gas, Ltd., Boundary Gas
                            Inc., Taylor Gas Liquids Fund, Ltd., Gas Technology
                            Institute, Edison Electric Institute, New York State
                            Energy Research and Development Authority,
                            Independence Community Bank Corp., Business Council of New York State, Inc., New York City Investment
                            Fund, New York City Partnership and the Long Island
                            Association. Mr. Catell received both his Bachelor's and Master's Degrees in Mechanical Engineering from
                            City College of New York. He holds a Professional
                            Engineer's License in New York State, and attended
                            Columbia University's Executive Development Program and Harvard Business School's Advanced Management
                            Program.








GORDON F. AHALT             Gordon F. Ahalt has been a Director since 1996. Mr.
74 Years Old                Ahalt has been President of G.F.A. Inc., a petroleum
Director since 1996         industry financial and management consulting firm,
                            since 1982. Mr. Ahalt was a consultant to Brooklyn
                            Union until May 1998. He was most recently a consultant to W.H. Reaves Co., Inc., an asset manager specializing in large cap petroleum, public utilities and telecommunication equities. Mr. Ahalt serves as a Director for the Bancroft and Ellsworth
                            Convertible Funds, which specializes in convertible bond and debenture funds, and Cal Dive
                            International, an offshore oil field service company that provides subsea construction, inspection, maintenance, repair and salvage services. Mr. Ahalt received a B.S. in Petroleum Engineering in 1951 from the University of Pittsburgh, attended New York University's Business
                            School and is a graduate of Harvard Business
                            School's Advanced Management Program. He worked for
                            Amoco Corporation from 1951 to 1955, Chase Manhattan
                            Bank from 1955 to 1972, White Weld & Co., Inc. from
                            1972 to 1973, and Chase Manhattan Bank from 1974 through 1976, and served as President and Chief
                            Executive Officer of International Energy Bank
                            London from 1977 through 1979 and as Chief Financial
                            Officer of Ashland Oil Inc. from 1980 through 1981.

DAVID G. ELKINS             David G. Elkins has been a Director since July 27,
60 Years Old                1999. Since January 1, 1998, Mr. Elkins has been
Director since 1999         employed by Sterling Chemicals, Inc., a chemicals
                            producing company, where he serves as President and Co-Chief Executive Officer. Sterling Chemicals filed voluntary petition for reorganization under Chapter
                            11 of Bankruptcy Code on July 16, 2001. Prior to
                            January 1, 1998, he was a senior partner in the law firm of Andrews & Kurth L.L.P. where he specialized in corporate and business law, including mergers and acquisitions and securities law matters. Mr. Elkins serves as a Director of Sterling Chemicals, Inc. and Memorial Hermann Hospital System. Mr. Elkins received his J.D. from the Southern Methodist
                            University.

RUSSELL D. GORDY            Russell D. Gordy has been a Director since 1986. Mr.
51 Years Old                Gordy has been Managing General Partner of S.G.
Director since 1986         Interests, a private firm specializing in oil and
                            gas investments, since 1992. Prior to forming S.G.
                            Interests, Mr. Gordy was Managing Partner of
                            Northwind Exploration, a private oil and gas firm formed in 1981 to specialize in exploration along the Texas and Louisiana Gulf Coast. From 1974 to
                            1981 Mr. Gordy served in various financial capacities for Houston Oil and Minerals Corporation.
                            Mr. Gordy holds a B.B.A. in accounting from Sam
                            Houston State University and is a C.P.A. Mr. Gordy is a member of the Boards of Directors, or equivalent directing body in the case of partnerships or limited liability companies, of SG
                            Interests I-IV, Gordy Oil Company, Gordy Gas
                            Corporation, San Juan Compression, L.L.C., SG
                            Interests, Inc., SG Methane Company, Inc., Gurnee
                            Gas Company L.L.C., Rock Creek Ranch, Inc. and Lone
                            Star Land & Cattle Company.

WILLIAM G. HARGETT          William G. Hargett was appointed President and Chief
52 Years Old                Executive Officer and a Director on April 4, 2001.
Director since 2001         From May 5, 1999 until August 29, 2000, Mr. Hargett
President and Chief         was President-North America of Santa Fe Snyder
Executive Officer           Corporation. Prior to that he was President and
                            Chief Operating Officer and a director of Snyder Oil
                            Corporation. Prior to joining Snyder Oil Corporation in April of 1997, Mr. Hargett served as President of Greenhill Petroleum Corporation, the U.S. oil and gas subsidiary of Australian-based Western Mining
                            Corporation from 1994 to 1997, Amax Oil & Gas, Inc.
                            from 1993 to 1994 and North Central Oil Corporation from 1988 to 1993. Mr. Hargett was employed in various exploration capacities by Tenneco Oil
                            Corporation from 1974 to 1988 and Amoco Production
                            Company from 1973 to 1974. Mr. Hargett earned a B.S.
                            and an M.S. from the University of Alabama.

GERALD LUTERMAN             Gerald Luterman has been a Director since May 2000.
58 Years Old                Mr. Luterman has served as Executive Vice President
Director since 2000         and Chief Financial Officer of KeySpan since August
                            1999. Prior to being appointed to his position at KeySpan, Mr. Luterman was the Chief Financial
                            Officer of barnesandnoble.com, an internet bookstore, from February 1999 to August 1999; the Senior Vice President and Chief Financial Officer of
                            Arrow Electronics, Inc., a distributor of electronic components and computer products, from April 1996 to February 1999. Prior to that, from 1985 to 1996, Mr.
                            Luterman held executive positions with American
                            Express, including Executive Vice President and
                            Chief Financial Officer of the Consumer Card
                            Division from 1991 to 1996. Mr. Luterman is a
                            Canadian Chartered Accountant and received an MBA from Harvard Business School.

H. NEIL NICHOLS             H. Neil Nichols has been a Director since May 2000.
64 Years Old                Mr. Nichols is Senior Vice President of Corporate
Director since 2000         Development and Asset Management for KeySpan and has
                            held this position since March 1999. Mr. Nichols also serves as President of KeySpan Energy
                            Development Corp., a subsidiary of KeySpan, a position to which he was elected in March 1998.
                            Prior to joining KeySpan in 1997, Mr. Nichols was an owner and President of Corrosion Interventions Ltd., a company based in Toronto, Canada, from 1996 to 1997 and Chairman, President, and Chief Executive
                            Officer of Battery Technologies, Inc., from 1993 to
                            1995. Mr. Nichols began his career in the natural gas industry with TransCanada PipeLines Limited in 1956 and held various development positions until 1973 at which time he became Treasurer of TransCanada, serving as Treasurer until 1977. From
                            1977 to 1981, Mr. Nichols was Vice President of
                            Finance and Treasurer of TransCanada, Senior Vice
                            President of Finance from 1981 to 1983, Senior Vice
                            President of Finance and Chief Financial Officer from 1983 to 1988 and Executive Vice President from
                            1988 to 1989. Mr. Nichols currently is a director of various KeySpan subsidiaries and is a member of the Board of Directors of Taylor Gas Liquids and KeySpan
                            Energy Canada. Mr. Nichols is a Certified Management
                            Accountant and a member of the Financial Executives
                            Institute.

JAMES Q. RIORDAN            James Q. Riordan has been a Director since 1996 and
74 Years Old                a Director of KeySpan since May 1998. Mr. Riordan
Director since 1996         intends to retire from KeySpan's Board effective May
                            9, 2002. He was a Director of Brooklyn Union from
                            1991 to May 1998. Mr. Riordan is the retired Vice
                            Chairman and Chief Financial Officer of Mobil Corp.
                            He joined Mobil Corp. in 1957 as Tax Counsel and was named Director and Chief Financial Officer in 1969.
                            Mr. Riordan served as Vice Chairman of Mobil Corp.
                            from 1986 until his retirement in 1989. He joined
                            Bekaert Corporation in 1989 and was elected its President, and served as President until his retirement in 1992. Mr. Riordan is a Director of Tri-Continental Corporation; Director/Trustee of the mutual funds in the Seligman Group of investment companies; Trustee for the Committee for Economic
                            Development and The Brooklyn Museum; and Member of the Policy Council of the Tax Foundation.

DONALD C. VAUGHN            Donald C. Vaughn has been a Director since 1997 and
66 Years Old                is retired Vice Chairman of Halliburton Company, an
Director since 1997         oilfield services company, where he served in that
                            capacity from the time Dresser Industries, Inc.
                            merged with Halliburton in 1998 until his retirement on March 31, 2001. Prior to the merger, Mr. Vaughn was President, Chief Operating Officer and member of the board of directors of Dresser starting in 1996.
                            Prior to his appointment as President and Chief
                            Operating Officer of Dresser, Mr. Vaughn served as
                            Executive Vice President of Dresser, responsible for
                            Dresser's Petroleum Products and Services and
                            Engineering Services Segment, from November 1995 to
                            December 1996; Senior Vice President of Operations of Dresser from January 1992 to November 1995; and
                            Chairman, President and Chief Executive Officer of
                            The M.W. Kellogg Company, an international engineering and construction company, from November
                            1983 to June 1996. Mr. Vaughn joined M.W.

                            Kellogg in 1958 and is a registered professional engineer in the State of Texas. He has been recognized as a distinguished engineering alumnus of Virginia Polytechnic Institute, from which he holds a B.S. in civil engineering. Mr. Vaughn serves as a director of SHAWCOR Ltd., a publicly traded Canadian oil service company.

ROBERT J. FANI              Robert J. Fani was nominated for election to our
48 Years Old                Board of Directors on March 13, 2002. Mr. Fani has
Nominated in March 2002     been President of KeySpan Energy Services and Supply
                            since July 2001. Mr. Fani joined KeySpan in 1976 and has served in numerous positions. Prior to his election as President of KeySpan Energy Services and Supply, he was Executive Vice President, Strategic
                            Services. From 1996 to 2000, he was Senior Vice
                            President, Marketing and Sales/Strategic Marketing.
                            Currently, Mr. Fani oversees KeySpan's retail and residential energy service companies, its business markets engineering, contracting and service companies, commodity business, communications company, energy development corporation and its technology company. Mr. Fani is a trustee with City
                            College of New York and Neighborhood Housing
                            Association. Mr. Fani received a B.S. in mechanical engineering from City College of New York in 1976, an M.B.A. from St. John's University in 1982 and a J.D. from New York Law School in 1986.

       OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE TEN NOMINEES. PROXIES EXECUTED AND RETURNED WILL BE VOTED FOR ALL TEN NOMINEES UNLESS THE PROXY SPECIFIES OTHERWISE.

DIRECTORS' MEETINGS AND COMPENSATION

       During 2001, our Board of Directors met six times and took additional actions by unanimous written consent in lieu of meetings. During 2001, no Director attended fewer than 75 percent of the aggregate number of meetings of our Board of Directors and meetings of committees on which the director served.

       We pay each outside Director a fee of $5,000 per calendar quarter and $1,000 per board meeting and $1,000 per committee meeting attended. We pay chairmen of committees of our Board of Directors an additional fee of $500 per committee meeting. These fees are payable in cash or, at the option of the Director, may be deferred in an unfunded phantom stock or interest-bearing account, pursuant to our Deferred Compensation Plan for Non-Employee Directors.

       In addition to these fees, each person who becomes a non-employee Director receives an option to purchase 5,000 shares of our common stock on the date of his or her election to the Board. On September 20 of each year, or the next following business day, we grant to each non-employee Director a non-qualified option to purchase 2,000 shares of our common stock. Prior to the adoption of the 1999 Non-Qualified Stock Option Plan in October 1999, we made all grants to non-employee Directors under the 1996 Stock Option Plan. With respect to non-employee Directors only, the 1999 Stock Option Plan amends and succeeds the 1996 Stock Option Plan and, as a result, since October 1999, we have made all grants to non-employee Directors under the 1999 Stock Option Plan. Please read "Executive Compensation -- 1996 Stock Option Plan" on page 24 and "Executive Compensation -- 1999 Non-Qualified Stock Option Plan" on page 25.

BOARD COMMITTEES

       Our Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee.

COMMITTEE                                                                                              MEETINGS
AND MEMBERS                       FUNCTIONS                                                            IN 2001

The Executive Committee
-----------------------
Robert B. Catell, Chairman        o    During intervals between meetings of the Board of                  --
Gordon Ahalt                           Directors, exercise all of the powers of the Board of
William G. Hargett                     Directors in the management or direction of our business
                                       and affairs, except as reserved to the Board of Directors, delegated to another committee or prohibited by the bylaws or applicable law.

The Audit Committee

James Q. Riordan, Chairman        o    Provide assistance to the Board of Directors in fulfilling          5
Russell D. Gordy                       its responsibilities relating to corporate accounting and
Gordon F. Ahalt                        reporting practices;

                                  o    maintain a direct line of communication between the
                                       Board of Directors and our independent public
                                       accountants; and

                                  o    perform other functions as may be prescribed with respect
                                       to audit committees under applicable rules, regulations
                                       and policies of The New York Stock Exchange, Inc.

The Compensation Committee

Robert B. Catell, Chairman        o    Administer our incentive stock option plans;                        7
James Q. Riordan
Gordon F. Ahalt                   o    make recommendations, determine and authorize the
                                       amount, terms and conditions of payment of any and all
                                       forms of compensation for our directors, officers,
                                       employees and agents; and

                                  o    approve and administer any loan to, guarantee or any
                                       obligation of, or other assistance to any officer or
                                       other employee.

                               PROPOSAL NUMBER 2:
           RATIFICATION AND APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

       Our Board of Directors has appointed the firm of Deloitte & Touche LLP as our independent public accountants to make an examination of our accounts for the fiscal year ending December 31, 2002. This appointment will only be effective once ratified by our stockholders.

       In accordance with the recommendations of its Audit Committee, the Board of Directors recommends that the shareholders ratify the appointment of the firm of Deloitte & Touche, independent public accountants, to audit the books, records and accounts of The Houston Exploration Company and its subsidiary for the year ending December 31, 2002.

       Arthur Andersen LLP served as our independent public accountants since 1986, our first year of operations. On March 29, 2002, our Board of Directors, upon recommendation of the Audit Committee, determined not to renew the engagement of Arthur Andersen and appointed Deloitte & Touche as independent public accountants.

       During the past two fiscal years, and the subsequent interim period through March 29, 2002, there has been no report on the financial statements of our company by Arthur Andersen which contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

       During the past two fiscal years, and the subsequent interim period through March 29, 2002, there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen, would have caused the firm to make reference to the subject matter of such disagreements in connection with its report.

       Representatives from both Arthur Andersen and Deloitte & Touche will attend the Annual Meeting and will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.

FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS

       Audit Fees. During the year ended December 31, 2001, we paid fees totaling $219,200 to Arthur Andersen. Fees paid included $160,000 for the audit of annual financial statements and related quarterly statements.

       Financial Information Systems Design and Implementation. We did not pay or incur any fees relating to financial information systems design or implementation.

       All Other Fees. During the year ended December 31, 2001, we paid $59,200 for all other fees, including the audit of our 401(k) Plan, the audit of our annual incentive compensation calculation, an actuarial revaluation of our Supplemental Executive Retirement Plan and consulting fees associated with the implementation of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities."

       The Audit Committee has reviewed the nature and scope of the services provided by Arthur Andersen and considers the services provided to have been compatible with the maintenance of Arthur Andersen's independence throughout its service to our company.

       The Audit Committee has determined that the scope of services to be provided by Deloitte & Touche in 2002 will generally be limited to audit and audit related services and tax services. The Audit Committee will expressly approve the provision of any services by Deloitte & Touche outside the scope of the foregoing services if the additional services involve fees in excess of $50,000.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NUMBER 2. PROXIES EXECUTED AND RETURNED WILL BE VOTED "FOR" PROPOSAL NUMBER 2 UNLESS THE PROXY SPECIFIES OTHERWISE.

                               PROPOSAL NUMBER 3:
               PROPOSAL TO APPROVE THE HOUSTON EXPLORATION COMPANY
                          2002 LONG-TERM INCENTIVE PLAN

       The Board of Directors has adopted and recommended to our stockholders for approval The Houston Exploration Company 2002 Long-Term Incentive Plan. We use stock awards as part of our overall compensation program in order to align the long-term interests of our employees with those of our stockholders. Under the 2002 Plan, non-employee directors, employees, consultants and advisors would be eligible to receive grants of options and restricted stock.

       We have summarized the terms of the 2002 Plan below. This summary may not contain all the information that is important to you. For a more detailed description of the terms of the 2002 Plan, please read the full text of the 2002 Plan which is attached as Exhibit E-1 to this Proxy Statement.

SUMMARY OF THE 2002 LONG-TERM INCENTIVE PLAN

       Purpose. The 2002 Plan is for non-employee directors and our employees, consultants and advisors. It is intended to advance our best interests, and our stockholders' best interests, by providing those persons who have substantial responsibility for our management and growth with additional incentives and an opportunity to obtain or increase their proprietary interest in us, and as a result to encourage them to continue to serve as directors or remain as our employees.

       Effective Date. The 2002 Plan will become effective upon approval by the vote of a majority of the stockholders. The 2002 Plan prohibits us from granting any options after May 17, 2012.

       Eligibility. Employees, as determined by the Compensation Committee, will be eligible to receive awards in the form of restricted stock and incentive options. An incentive option is one that satisfies the requirements of Section 422 of the Internal Revenue Code. Employees, consultants and advisors, as determined by the Compensation Committee, and non-employee directors will be eligible to receive non-qualified options. A non- qualified option means any option granted under the 2002 Plan other than an incentive option.

       Administration. The Compensation Committee will administer the 2002 Plan. The Compensation Committee will determine all questions of interpretation and application. The Compensation Committee has full and final authority and discretion to determine which persons will be granted options and restricted stock, the terms and conditions of options, and to make all other determinations necessary or advisable to administer the 2002 Plan.

       Reserved Shares. The total number of shares of stock with respect to which options may be granted under the 2002 Plan will be 1,500,000 shares of our common stock. The shares may be treasury shares or authorized but unissued shares. The total number of shares of stock with respect to which restricted stock may be granted under the 2002 Plan will be 300,000 shares. The total number of shares of stock with respect to which incentive stock options may be granted under the 2002 Plan will be 1,500,000 shares. The maximum number of shares subject to awards which may be issued to any participant under the 2002 Plan during any period of three consecutive years is 1,500,000 shares.

       Options. The price at which stock may be purchased under an option will not be less than the greater of 100% of the fair market value of the shares of stock on the date the option is granted or the aggregate par value of the shares of stock on the date the option is granted. In the case of a 10% stockholder, the price at which stock may be purchased under an incentive option will not be less than the greater of 110% of the fair market value of the shares of stock on the date the incentive option is granted. Options may not be exercised after 10 years from the date they were granted. In the case of a 10% stockholder, incentive options may not be exercised after five years from the date the option is granted.

       Amount Exercisable. Each option may be exercised from time to time, in whole or in part, in the manner and in compliance with the conditions the Compensation Committee, in its sole discretion, provides in the option agreement that sets out the terms of the option, as long as the option is valid and outstanding but in no event sooner than six months from the date granted. To the extent that the aggregate fair market value, as determined when incentive options are granted, of the stock with respect to which incentive options first become exercisable by the option holder during any calendar year exceeds $100,000, these incentive options will be treated as non- qualified options. In making this determination, incentive options will be taken into account in the order in which they were granted. To the extent an option designated as an incentive option fails to qualify as an incentive option, the option will be treated as a non-qualified option.

       Non-Transferability and No Rights as Stockholder. The holder of an award may not transfer the award other than by will or under the laws of descent and distribution, and only the participant may exercise the award during his or her lifetime. A person holding an option will not have any rights as a stockholder with respect to the stock covered by the option until the date a stock certificate is issued for the stock.

       Restricted Stock. The Compensation Committee has the authority to award restricted stock. The Compensation Committee has the authority to determine to which non-employee directors, employees, consultants and advisors restricted stock will be granted, the number of shares of restricted stock to be granted to each person, the duration of the restricted period during which, and the conditions, including performance objectives, if any, under which if not achieved, the restricted stock may be forfeited, and the other terms and conditions of the restricted stock awards. Unless conditioned upon the achievement of performance objectives or a special determination is made by the Compensation Committee as to a shorter restricted period, the restricted period will not be less than five years. The terms, conditions and restrictions of each grant of restricted stock will be contained in the award agreement, not inconsistent with the provisions of the 2002 Plan, as the Compensation Committee may, from time to time, deem desirable.

       Changes in Capital Structure. If we subdivide or consolidate our shares of common stock or make any other capital readjustment, pay a stock dividend, or make any other increase or reduction in the number of shares of the stock outstanding, without receiving compensation for it in money, services or property, then we will appropriately adjust the number, class, and per share price of shares of stock issuable pursuant to outstanding options under the 2002 Plan so as to entitle an option holder to receive upon exercise of an option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his option in full immediately prior to the event requiring the adjustment. We will also adjust the number and class of shares of stock then reserved to be issued under the 2002 Plan by substituting for the total number and class of shares of stock then reserved, that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of such class of stock as the result of the event requiring the adjustment.

       Changes of Control. If we merge or consolidate with another corporation and we are not the surviving corporation, or if we are liquidated or sell or otherwise dispose of all or substantially all our assets while unexercised options remain outstanding under the 2002 Plan, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding option will be entitled, upon exercise of the option, to receive, in lieu of shares of stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of stock equal to the number of shares as to which the holder exercises options. The Compensation Committee may cancel all outstanding options as of the effective date of any merger, consolidation, liquidation, sale or other disposition, if we give notice of cancellation to each option holder and if each option holder has the right to exercise the option in full during a period set by the Compensation Committee preceding the effective date of the merger, consolidation, liquidation, sale or other disposition. If all outstanding options cannot be exercised in full under applicable securities laws without registration of the shares of stock issuable on exercise of the options, the Compensation Committee may limit the exercise of the options to the number of shares of stock, if any, as may be issued without registration.

       In the event of a change of control, the Compensation Committee may, in its discretion, at the time an option is granted or any time thereafter:

      o         accelerate any time period relating to the exercise of options;

      o agree to purchase the options upon the request of an option holder for an amount of cash or other property that the option holder could have received assuming the option was immediately exercisable;

      o adjust the terms of the option in a manner determined by the Committee to reflect the change of control;

      o cause the option to be assumed, or new rights substituted therefore, by another entity; or

      o make any other provisions which are in the Compensation Committee's discretion equitable and in our best interest.

Generally, a change of control is deemed to occur if:

      o a person, entity or group other than us acquires 20% or more of the combined voting power of our then outstanding voting securities;

      o the individuals constituting our Board of Directors on the effective date of the 2002 Plan, cease to constitute a majority of our Board of Directors unless the election of each new director was approved by a vote of at least a majority of the directors still in office who were directors at the beginning of the period; or

      o a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets is consummated unless, all or substantially all of the holders of our common stock prior to the transaction, hold after the transaction:

                o more than 60% of the shares of common stock resulting from the transaction;

                o own more than 60% of the combined voting power of the voting securities entitled to vote in an election of directors in substantially the same proportions as prior to the transaction;

                o no third party owns more than 20% of the shares of common stock resulting from the transaction; and

                o at least a majority of the members of the pre-transaction board of directors will be members of the post-transaction board.

       Amendment or Termination of the 2002 Plan. The Board of Directors may amend, terminate or suspend the 2002 Plan at any time, in its sole and absolute discretion. However, to the extent required to maintain the status of any incentive option under the Internal Revenue Code, the stockholders must approve any amendment proposed by the Board of Directors that would change the aggregate number of shares of stock which may be issued under incentive options or change the class of employees eligible to receive incentive options.

       Tax Withholding. We are entitled to deduct from other compensation payable to each participant any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an option. In the alternative, we may require the participant to pay the sum directly to the employer corporation. If the participant is required to pay the sum directly, the participant must make payment in cash or by check of the sums for taxes within ten days after the date of exercise or lapse of restrictions. We do not have any obligation upon exercise of any option until payment has been received, unless withholding, or offset against a cash payment, as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise. We are not obligated to advise an participant of the existence of the tax or the amount which the employer corporation will be required to withhold.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NUMBER 3. PROXIES EXECUTED AND RETURNED WILL BE VOTED "FOR" PROPOSAL NUMBER 3 UNLESS THE PROXY SPECIFIES OTHERWISE.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

THE AUDIT COMMITTEE

       The Audit Committee of the Board of Directors includes three directors who are independent from us and our management. As defined by the rules of The New York Stock Exchange, an independent director is one who has no relationship to the company that may interfere with the exercise of his independence from management and the company. The Audit Committee assists the Board of Directors in overseeing matters relating to our accounting and financial reporting practices, the adequacy of our internal controls, the quality and integrity of our financial statements and the selection, application and disclosure of our accounting policies. As set forth in the Audit Committee Charter, our management is responsible for the preparation, presentation and integrity of our financial statements, and for the procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

       The Audit Committee met five times during the year ended December 31, 2001. In performing its oversight function, the Audit Committee reviewed and discussed with management and the independent auditors the interim financial statements as well as the annual financial statements and the independent auditor's examination and report on our annual financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, "Communication with Audit Committees," as currently in effect. The Audit Committee has also received the written disclosure statement from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

       The Audit Committee reviewed our audited financial statements for the year ended December 31, 2001, and discussed them with management and the independent auditors. Based on its review and discussions, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

       The following members of the Audit Committee have given this Audit Committee Report: James Q. Riordan -- Chairman, Gordon F. Ahalt and Russell D. Gordy.

       This report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate the Audit Committee Report by reference, and will not otherwise be deemed filed under the Acts.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

       The following information concerns our executive officers, including the business experience of each during the past five years.

WILLIAM G. HARGETT          For the biography of Mr. Hargett, please read
52 Years Old                "Proposal Number 1: Election of Directors --
Director since 2001         Nominees for Election as Directors."
President and Chief
Executive Officer

CHARLES W. ADCOCK           Charles W. Adcock was appointed Senior Vice
48 Years Old                President and General Manager - Offshore Division
Senior Vice President and   effective October 1, 2001. From April 2000 to
General Manager - Offshore  October 2001, Mr. Adcock served as Senior Vice
Division since 2001         President - Operations and Engineering. Mr. Adcock
                            held the position of Vice President -- Project
                            Development from September 1996 until April 2000.
                            Mr. Adcock held the same position, Vice President --
                            Project Development, with Fuel Resources, Inc., a subsidiary of Brooklyn Union that previously owned our onshore properties, from 1993 to 1996. Prior to joining Fuel Resources, Inc., Mr. Adcock worked at
                            NERCO Oil & Gas as Reservoir Engineering Specialist.
                            Prior to NERCO, he held various engineering positions with Apache, ANR Production and Aminoil
                            U.S.A. Mr. Adcock is a Registered Professional
                            Engineer in the State of Texas, and received his B.S. in Civil Engineering from Texas A&M University and an M.B.A. from the University of St. Thomas.

STEVEN L. MUELLER           Steven L. Mueller was appointed to the newly created
49 Years Old                position of Senior Vice President and General
Senior Vice President and   Manager - Onshore Division effective October 22,
General Manager - Onshore   2001. Prior to joining Houston Exploration, Mr.
Division since 2001         Mueller had been Senior Vice President - Exploration
                            and Production for Belco Oil and Gas Corp. Mr.
                            Mueller joined Belco Oil and Gas Corp. in 1996 and held various senior management positions involving oil and gas exploration. From 1992 to 1996 Mr.
                            Mueller was Exploitation Vice President for American
                            Exploration Company. From 1988 to 1992, Mr. Mueller was Exploration Manager - South Louisiana for Fina
                            Oil and Chemical Company. Mr. Mueller began his career with Tenneco Oil Corporation in 1975 and held various geological and engineering positions with Tenneco from 1975 to 1988. Mr. Mueller received his
                            B.S. in Geological Engineering from the Colorado
                            School of Mines in 1975.

TRACY PRICE                 Tracy Price was appointed Senior Vice President -
43 Years Old                Land effective July 16, 2001. Prior to joining
Senior Vice President -     Houston Exploration, Mr. Price had been Manager of
Land since 2001             Land and Business Development for Newfield
                            Exploration Company since September 1990. From 1986 to 1990, Mr. Price was Land Manager with Apache
                            Corporation. Prior to joining Apache Corporation,
                            Mr. Price served as Senior Landman for Challenger
                            Minerals Inc. from 1983 to 1986 and worked as a landman for Phillips Petroleum Company from 1981 to 1983. He received his B.B.A. in Petroleum Land
                            Management from The University of Texas.

ROGER B. RICE               Roger B. Rice was appointed to the newly created
57 Years Old                position of Vice President - Human Resources and
Vice President - Human      Administration effective March 1, 2002. Mr. Rice has
Resources and               worked as a paid consultant for Houston Exploration
Administration since March  since June 2001. Prior to joining Houston
1, 2002                     Exploration, Mr. Rice was Vice President and General
                            Manager for Santa Fe Snyder Corporation from 1999 to
                            2001 where he was responsible for all onshore exploration and production activities in Texas and New Mexico. Mr. Rice had been Vice President - Human
                            Resources with Snyder Oil Corporation from 1997 until its merger with Santa Fe Resources in 1999.
                            From 1992 to 1997, Mr. Rice was Vice President Human
                            Resources and Administration with Apache
                            Corporation. From 1989 to 1992, he was Managing
                            Consultant with Barton Raben, Inc., an executive search and consulting firm specializing in the energy industry. Previously, Mr. Rice was Vice
                            President Administration for The Superior Oil
                            Company and held various management positions with Shell Oil Company. He earned his B.A. and M.B.A.
                            from Texas Technological University.

THOMAS E. SCHWARTZ          Thomas E. Schwartz has been Vice President -
45 Years Old                Geophysics since May 1998. Prior to his appointment
Vice President - Geophysics to Vice President, Mr. Schwartz was a senior
since 1998                  offshore geophysicist for us from 1990 to 1998. From
                            1984 until 1990, Mr. Schwartz held the positions of senior geologist and senior geophysicist for Sonat
                            Exploration Company. Prior to joining Sonat
                            Exploration Company, he was an explorationist with Eason Oil Company from 1980 to 1984. Mr. Schwartz received his B.S. in Geology from the University of New Orleans.

JAMES F. WESTMORELAND       James F. Westmoreland has been Vice President, Chief
46 Years Old                Accounting Officer and Secretary since October 1995
Vice President, Chief       and was Vice President and Comptroller from 1986 to
Accounting Officer and      1995. Mr. Westmoreland was supervisor of natural gas
Secretary since 1995        and oil accounting at Seagull from 1983 to 1986. Mr.
                            Westmoreland holds a B.B.A. in Accounting from the University of Houston.

       Effective as of March 31, 2001, James G. Floyd retired as President and Chief Executive Officer and Director and Randall J. Fleming retired as Senior Vice President -- Exploration and Production. Effective as of September 30, 2001, Thomas W. Powers left his position as Senior Vice President, Chief Financial Officer and Treasurer to pursue other interests.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

       The Compensation Committee of our Board of Directors currently consists of Gordon F. Ahalt, Robert B. Catell and James Q. Riordan, none of whom are employees of Houston Exploration. Mr. Catell is Chairman and Chief Executive Officer of KeySpan and Mr. Riordan is a member of KeySpan's Board of Directors and intends to retire from KeySpan's Board on May 9, 2002. Mr. Ahalt is not affiliated with KeySpan. The Compensation Committee is responsible for evaluating the performance of management, determining the compensation for our officers, employees and agents, administering our 1996 Stock Option Plan and 1999 Non-Qualified Stock Option Plan, under both of which we may make grants to our employees, and approving and administering any loan to, guarantee of any obligation of, or other assistance to any of our employees.

       The Committee has furnished the following report on executive compensation for 2001:

       Compensation Policies for Executive Officers

       Under the supervision of the Committee, we have developed a compensation policy that is designed to attract and retain key executives responsible for our success and to motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of:

       o a cash salary that reflects the responsibilities relating to the position and individual performance;

       o long-term stock-based incentive awards that strengthen the mutuality of interests between the executive officers and our stockholders; and

       o variable performance awards payable in cash or stock and tied to the individual's or our achievement of various goals or milestones.

       In determining the level and composition of compensation of each of our executive officers, the Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. The Committee generally seeks to set salaries competitive with those of peer group companies and utilizes various analyses prepared by an outside compensation consulting firm. In setting the salaries, the Committee considers our peer group to be independent oil and gas exploration and production companies with a similar mix of offshore and onshore operations. For 2001, this peer group includes the same companies comprising the peer group reflected in the performance graph in this proxy statement.

       Base compensation is established through negotiation between us and the executive officer at the time we hire the executive, and then subsequently adjusted when the officer's base compensation is subject to review or reconsideration. While we have entered into employment agreements with some of our executive officers, the agreements provide that base salaries may be increased at the Committee's discretion pursuant to annual reviews. When establishing or reviewing base compensation levels for each executive officer, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to our company, strategic goals for which the executive has responsibility, and compensation levels of peer group companies. No pre-determined weights are given to any one of the factors.

       In addition to each executive officer's base compensation, the Committee may award cash bonuses, grants under the 1996 Stock Option Plan and variable performance awards to chosen executive officers depending on the extent to which defined personal and common performance goals are achieved. The corporate performance goals are the same as those discussed above. Stock-based performance awards are consistent with the Committee's emphasis on exchanging annual incentive compensation for enhanced long-term incentives linked to stockholder value creation.

       All our employees, including our executive officers, are eligible to receive long-term stock-based incentive awards under the 1996 Stock Option Plan, and all employees, excluding executive officers, are eligible to receive long-term stock-based incentive awards under the 1999 Non-Qualified Stock Option Plan as a means of providing these individuals with a continuing proprietary interest in the company. Pending stockholder approval at our Annual Meeting, all our employees, including our executive officers as well as our non-employee directors, will be eligible to receive awards in the form of options and restricted stock under our 2002 Long-Term Incentive Plan (see Proposal 3). These grants further the mutuality of interest between our employees and our stockholders by providing significant incentives for these employees to achieve and maintain high levels of performance. Our Stock Option Plans enhance our ability to attract and retain the services of qualified individuals. Factors considered in determining whether the awards are granted to an executive officer include the executive's position, his or her performance and responsibilities, the amount of options, if any, currently held by the officer, the vesting schedules of any of the options and the executive officer's other compensation. Although the Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the Committee will generally tailor the terms of any grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying the vesting dates to particular corporate or personal milestones.

       On October 26, 1999, our Board of Directors established a change of control plan pursuant to which all our employees, including our executive officers, will be entitled to receive, upon a change of control (as defined in the plan) a "stay-on" bonus in the amount of 125% of the employee's regular target bonus percentage. In addition, a change of control will cause all stock options, phantom stock and other employee benefits to become fully vested.

         Chief Executive Compensation

       Effective April 4, 2001, Mr. Hargett became our Chief Executive Officer and President. On this date, we entered into an employment agreement with Mr. Hargett which provides for:

       o         an initial annual base salary of $400,000 per year; and

       o an annual incentive bonus of 70% of base salary if we meet our financial targets, but guaranteed to be at least 70% of the initial base salary, or $280,000, for the year 2001.

       On April 4, 2001, our board of directors granted Mr. Hargett:

       o pursuant to his employment agreement, 10,000 restricted shares of common stock, which vest in one-third increments over a three-year period on each anniversary date of the grant, but vest in full if Mr. Hargett terminates his employment for good reason or if we terminate Mr. Hargett for any reason other than cause, as defined in the employment agreement; and

       o pursuant to the terms of the 1996 Stock Option Plan, options to purchase 70,000 shares of our common stock at an exercise price of $25.58 per share, which expire 10 years from the grant date and vest in one-fifth increments on each of the first five anniversaries of the grant date.

       On September 20, 2001, pursuant to the terms of the 1996 Stock Option Plan, our Board granted Mr. Hargett additional options to purchase 88,000 shares of our common stock at an exercise price of $25.48 per share, which expire 10 years from the grant date and vest in one-fifth increments on each of the first five anniversaries of the grant date. Effective October 1, 2001, our Board of Directors increased Mr. Hargett's annual base salary to $425,000. For the year 2001, we paid Mr. Hargett an incentive bonus of $321,000 as we achieved 108% of our financial targets for the fiscal year 2001.

       Section 162(m) of the Internal Revenue Code of 1986, as amended

       Section 162(m) of the Code, added by the Revenue Reconciliation Act of 1993, places a $1 million per executive cap on the deductible compensation that can be paid to executives of publicly-traded corporations. Amounts that qualify as "performance based" compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1 million limit if certain requirements are satisfied. Although our compensation policy is generally designed to correlate compensation to performance, certain payments may not meet Code requirements because they allow our Committee and Board to exercise discretion in setting compensation. Generally, stock options will qualify as performance based compensation. The Committee has discussed and considered and will continue to evaluate the potential impact of Section 162(m) on us in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

       The following members of the Compensation Committee have given this Compensation Committee Report: Robert B. Catell -- Chairman, Gordon F. Ahalt and James Q. Riordan.

       The report of the Compensation Committee is not deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934 except to the extent that we specifically incorporate this information by reference, and is not otherwise deemed filed under the Acts.

COMPENSATION OF EXECUTIVE OFFICERS

       Summary Compensation Table

       The following table sets forth summary information concerning the compensation we paid or accrued during each of the last three fiscal years to our current and former Chief Executive Officers and each of our five other most highly compensated executive officers and two former executive officers (collectively, the "Named Executive Officers"):

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                                                 ----------------------------
                                                        ANNUAL COMPENSATION(7)    SECURITIES                   ALL OTHER
                                                       -----------------------    UNDERLYING        LTIP         COMPEN-
       NAME AND PRINCIPAL POSITION             YEAR      SALARY($)    BONUS($)   OPTIONS(#)(8)  PAYOUTS($)(9)  SATION($)(10)
       ---------------------------             ----    -----------  ----------   -------------  -------------  -------------
William G. Hargett(1)....................      2001    $   299,000  $  321,100      158,000     $       --              --
   President and Chief Executive Officer

James G. Floyd(2)........................      2001    $   113,000  $  630,000       70,812     $  281,000      $  467,000
   Former President and Chief Executive        2000        432,000     495,000           --        279,000         370,000
   Officer                                     1999        411,000     481,000       50,000        171,000         266,000

Charles W. Adcock........................      2001    $   213,000  $  304,000       47,619     $   48,000              --
   Senior Vice President and General           2000        192,000     173,000           --         50,000              --
   Manager -- Offshore Division                1999        164,000     169,000       16,000         30,000              --

Steven L. Mueller(3).....................      2001    $    45,000  $   27,000       50,000     $       --              --
   Senior Vice President and General
   Manager -- Onshore Division

Tracy Price(4)...........................      2001    $    85,000  $  110,000       63,500     $       --              --
   Senior Vice President -- Land

Randall J. Fleming(5)....................      2001    $    70,000  $  315,000       35,026     $  146,000      $  540,000
   Former Senior Vice President --             2000        273,000     259,000           --        145,000         300,000
   Exploration and Production                  1999        263,000     285,000       30,000         89,000         207,000

Thomas W. Powers(6)......................      2001    $   199,000  $  342,000       56,742     $   84,000              --
   Former Senior Vice President, Chief         2000        191,000     174,000           --         87,000              --
   Financial Officer and Treasurer             1999        178,000     179,000       25,000         53,000              --

Thomas E. Schwartz ......................      2001    $   193,000  $  286,000       47,619     $   23,000      $  110,000
   Vice President -- Geophysics                2000        179,000     162,000           --         24,000          47,000
                                               1999        168,000     169,000       16,000         14,000          38,000

James F. Westmoreland....................      2001    $   193,000  $  286,000       47,619     $   68,000      $   41,000
   Vice President, Chief Accounting            2000        179,000     162,000           --         70,000          19,000
   Officer and Secretary                       1999        168,000     169,000       16,000         42,000          17,000


----------

(1) Effective April 4, 2001, William G. Hargett became the President and Chief Executive Officer. We paid Mr. Hargett salary of $299,000 for the period April 4, 2001 through December 31, 2001 based on an annual salary of $400,000 for the period April 4, 2001 through September 30, 2001 and a base salary of $425,000 for the period October 1, 2001 through December 31, 2001. Mr. Hargett's annual bonus percentage is 70% of his then current base salary. We achieved 108% of our financial target for the year 2001 as such, Mr. Hargett's bonus was calculated as if he had been employed with us for a full year.

(2) Effective March 31, 2001, James G. Floyd retired as President and Chief Executive Officer and received a lump sum payment of $2.3 million pursuant to the termination of his employment contract.

(3) Effective October 22, 2001, Steven L. Mueller became Senior Vice President and General Manager -- Onshore Division. We paid Mr. Mueller $45,000 in salary for the period October 22, 2001 to December 31, 2001 based on an annual salary of $230,000. Mr. Mueller's annual bonus percentage is 55% of his base salary. We achieved 108% of our financial targets for the year 2001, as such, Mr. Mueller's bonus was prorated for the period of the year during which he was employed with us.

(4) Effective July 16, 2001, Tracy Price became Senior Vice President -- Land. We paid Mr. Price $85,000 in salary for the period from July 16, 2001 to December 31, 2001 based on an annual salary of $185,000. Mr. Price's annual bonus percentage is 55% of his base salary. We achieved 108% of our financial target for the year 2001 as such, Mr. Price's bonus was calculated as if he had been employed with us for a full year.

(5) Effective March 31, 2001, Randall J. Fleming retired as Senior Vice-President -- Exploration and Production and received a lump sum payment of $1.4 million pursuant to the termination of his employment contract.

(6) Effective September 30, 2001, Thomas W. Powers left his position as Senior Vice President, Chief Financial Officer and Treasurer and received a lump sum payment of $1.5 million pursuant to the termination of his employment contract.

(7) Amounts exclude perquisites and other personal benefits, including amounts we contributed under our 401(k) plan, because the compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer.

       Bonus amounts for 2000 include a special bonus of 15% of base salary paid in April 2000 pursuant to the conclusion and termination of the strategic review process we initiated in September 1999. Amounts include: $64,000 for Mr. Floyd; $41,000 for Mr. Fleming; $28,000 for Mr. Powers and $26,000 each for Messrs. Adcock, Westmoreland and Schwartz.

       Bonus amounts for 2001 include a special bonus paid in January 2001 in connection with the grant of non-qualified stock options. Amounts include: $546,000 for Mr. Floyd; $270,000 for Mr. Fleming; $198,000 for Mr. Powers and $167,000 each for Messrs. Adcock, Schwartz and Westmoreland.

       Mr. Floyd's bonus amount includes $103,000 and $62,000, respectively, earned for the years ended December 31, 2000 and 1999 and paid by KeySpan for the achievement of KeySpan's financial targets during 2000 and 1999.

(8) We have not issued any stock appreciation rights to the Named Executive Officers.

       We did not award stock options to the Named Executive Officers during 2000.

(9) Phantom Stock Rights granted effective December 16, 1996, of which 20% are payable on December 16th of each of the years 1997 through 2001. Each Phantom Stock Right represents the right to receive a cash payment determined by the average closing price on the NYSE of one share of common stock for the five trading days preceding the payout date $28.728 in 2001, multiplied by the number of Phantom Stock Rights payable on the payout date.

(10) Includes distributions attributable to overriding royalty interests and net profits interests in our properties. See "Certain Transactions -- Transactions Between the Company and Management."

Aggregated Option Exercises in 2001 and Fiscal Year-End Option Values

         The following table provides information regarding stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2001, the number of shares of common stock underlying unexercised options held by each Named Executive Officer on December 31, 2001 and the value, at December 31, 2001, of exercisable and unexercisable "in-the-money" stock options held by each of the Named Executive Officers:

                                                                 NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                     UNDERLYING                  IN-THE-MONEY
                                                                UNEXERCISED OPTIONS AT            OPTIONS AT
                                                                   FISCAL YEAR-END(#)        FISCAL YEAR-END(2)($)
                                                              --------------------------  ---------------------------
                                   SHARES
                                 ACQUIRED ON     VALUE
         NAME                    EXERCISE(#)  REALIZED($)(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
         ----                    -----------  --------------  -----------  -------------  -----------   -------------
William G. Hargett.........              --    $       --            --        158,000    $       --     $  1,272,800
Steven L. Mueller..........              --            --            --         50,000            --          141,500
Tracy Price................              --            --            --         63,500            --          381,975
Charles W. Adcock..........              --            --        31,224         62,295       418,021          490,833
James F. Westmoreland......              --            --        30,605         63,459       441,422          508,313
Thomas E. Schwartz.........              --            --        24,624         75,295       285,130          631,310
James G. Floyd(3)..........         309,300     6,074,000       232,828             --     2,489,195               --
Randall J. Fleming(3)......          90,896     1,668,000        76,050             --       591,703               --
Thomas W. Powers(3)........           6,800       158,000       139,281             --     1,537,608               --

----------

(1) The value realized upon the exercise of a stock option is equal to the difference between the market price on the date of exercise and exercise price of the stock option.

(2) The value of each unexercised in-the-money stock option is equal to the difference between the closing price of our common stock on the NYSE on December 31, 2001 of $33.58 per share and the exercise price of the stock option.

(3) Pursuant to the retirement of Messrs. Floyd and Fleming on March 31, 2001, all stock options held by Messrs. Floyd and Fleming became fully vested and exercisable March 31, 2001. All stock options held by Mr. Powers' became fully vested and exercisable pursuant to his termination of employment on September 30, 2001.

PERFORMANCE GRAPH

         The following performance graph compares the performance of our common stock to the S&P 500 Index and to a peer group. The peer group includes other independent oil and gas exploration and production companies with a similar mix of offshore and onshore operations and is composed of Cross Timbers Oil Company, Devon Energy Corporation, Meridian Resource Corporation, Newfield Exploration Company, Noble Affiliates, Inc., Ocean Energy, Inc. and Pogo Producing Company. Basin Exploration, Inc., Chieftain International, and Louis Dreyfus National Gas Corporation were included in our peer group in 1999 and 2000, however, during 2001, they were acquired by other parties and are no longer comparable companies with the peer group. The index of peer group companies is weighted according to the respective market capitalization of its component companies as of December 31, 2001. The graph covers the period from December 31, 1996 to December 31, 2001. The graph assumes that the value of the investment in the common stock and each index was $100 at December 31, 1996 and that all dividends were reinvested.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
                     AMONG THE HOUSTON EXPLORATION COMPANY,
                       THE S&P 500 INDEX AND A PEER GROUP.

                                    [GRAPH]

                                   12/96         12/97         12/98        12/99        12/00       12/01
The Houston Exploration Company     100         105.00        113.57       113.22        217.86      191.89
Peer Group                          100          80.94         45.04        51.49        108.14       84.71
S & P 500                           100         133.36        171.47       207.56        188.66      166.24

       The above stock price performance comparison is not deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this graph by reference, and is not otherwise deemed filed under the Acts.

       Our stock performance may not continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predictions as to future stock performance.

EMPLOYMENT AGREEMENTS

       We entered into an employment agreement with Mr. Hargett as President and Chief Executive Officer effective April 4, 2001. Currently, Mr. Hargett is entitled to an annual base salary of $425,000 and an annual incentive bonus of 70% of base salary if we meet financial targets established by our Board of Directors. For the year 2001, Mr. Hargett was guaranteed an incentive bonus of at least 70% of his initial base salary, or $280,000. On the effective date of the agreement, we granted Mr. Hargett 10,000 restricted shares of common stock, which vest in one-third increments over a three-year period on each anniversary date of the grant. This restricted stock grant vests in full if Mr. Hargett terminates his employment for good reason or if we terminate Mr. Hargett for any reason other than cause, as defined in the employment agreement.

       Messrs. Adcock and Westmoreland have served as executive officers since September 19,1996; Mr. Schwartz has served since May 1, 1998. The respective employment agreements provide for Messrs. Adcock, Schwartz and Westmoreland to receive current annual base salaries of $230,000, $200,000, and $200,000, respectively. Each of Messrs. Adcock, Schwartz and Westmoreland are entitled to annual incentive bonuses of 55% of base salary if we meet financial targets established by our Board of Directors.

       Effective July 16, 2001, we entered into an employment agreement with Tracy Price as Senior Vice President - Land. Under the agreement, we agreed to pay Mr. Price an annual salary of $185,000 and an annual incentive bonus of 55% of his base salary if we meet the targets set by our Board of Directors.

       Effective October 22, 2001, we entered into an employment agreement with Steven L. Mueller as Senior Vice President - Onshore Operations. Under the agreement, we agreed to pay Mr. Mueller an annual salary of $230,000 and an annual incentive bonus of 55% of his base salary if we meet the targets set by our Board of Directors.

       Effective March 1, 2002, we entered into an employment agreement with Roger B. Rice as Vice President - Human Resources and Administration. Under the agreement, we agreed to pay Mr. Rice an annual salary of $195,000 and an annual incentive bonus of 55% of his base salary if we meet the targets set by our Board of Directors.

       The initial term of all our employment agreements automatically extends to the third anniversary of the respective effective date. The term of each agreement is automatically extended one year on each anniversary unless either party gives notice at least 90 days prior to the anniversary of its intention not to extend the term of the agreement.

       All of our executive officers are entitled to participate in the incentive compensation and other programs adopted by our Board of Directors, including the 1996 Stock Option Plan.

       We may terminate all of our employment agreements for cause or upon the death or disability of the employee. The employee may terminate the employment agreements for any reason. If we terminate an employment agreement without cause or if the employee terminates an employment agreement with good reason, as defined in the employment agreements, we are obligated to pay the employee a lump-sum severance payment of 2.99 times the employee's then current annual rate of total compensation which includes salary, car allowance and annual bonus, which would be calculated as though our financial targets had been met, and the continuation of welfare benefits. The employment agreements further provide that a change of control will terminate the employment agreements, triggering the lump-sum severance payment obligation in the amount of 2.99 times the employee's total compensation, and termination of the employment agreements will also terminate the non-compete provisions the agreements contain. The agreements further provide that if any payments made to the executives, whether or not under the agreement, would result in an excise tax being imposed on the executives under Section 4999 of the Internal Revenue Code, we will make each of the executives "whole" on a net after-tax basis.

       Under their employment agreements, each of our executive officers would be entitled to a lump sum severance payment equal to 2.99 times their current total annual compensation, if we terminated their employment agreements without cause or if the employee terminates his employment agreement for good reason. Mr. Hargett would receive approximately $2.2 million, Messrs. Adcock and Mueller would each receive approximately $1.1 million and Messrs.

Price, Rice, Schwartz and Westmoreland would each be entitled to receive approximately $0.9 million, for an aggregate of $8 million.

       Effective as of October 26, 1999, our Board of Directors established the Change of Control Plan under which all employees, including the executive officers, in the event of a "change of control" will be entitled to receive a "stay-on" bonus in the amount of 125% of the employee's regular target bonus percentage, and, in addition to other severance benefits, all stock options, phantom stock and 401(k) contributions will fully vest. See "Change of Control Plan."

TERMINATION OF EMPLOYMENT AGREEMENTS FOR FORMER OFFICERS

       In connection with their retirement as executive officers, each of Messrs. Floyd and Fleming agreed to a termination of their respective employment agreements. On March 31, 2001, they received lump sum severance payments of $2.3 million and $1.4 million, respectively. Further, all of Messrs. Floyd and Fleming's stock options, with an aggregate market value of $6.4 million and $1.4 million, respectively, based on our closing stock price on the NYSE on March 30, 2001, became fully vested as of March 31, 2001. Thomas W. Powers, our former Chief Financial Officer, left his position with Houston Exploration effective September 30, 2001. In connection with the termination of his employment agreement, we paid Mr. Powers a lump sum severance payment of approximately $1.5 million. All of Mr. Powers' stock options, with an aggregate market value of $3.4 million, based on our closing stock price on the NYSE on September 30, 2001, became fully vested as of September 30, 2001.

SUPPLEMENTAL EXECUTIVE PENSION PLAN

       Effective immediately prior to our initial public offering in 1996, we adopted an unfunded, non-qualified Supplemental Executive Pension Plan under which our former President and Chief Executive Officer, Mr. Floyd, is the only beneficiary. Under this plan, we have agreed to pay Mr. Floyd $100,000 per year for life. Should he predecease his spouse, Mr. Floyd's surviving spouse will be paid $50,000 per year for her life. Mr. Floyd retired effective March 31, 2001 and during 2001 we paid Mr. Floyd a total of $82,000.

401(k) PLAN

       We maintain a 401(k) Plan for our employees. Under the 401(k) Plan, eligible employees may elect to have us contribute on their behalf up to 12.5% of their base compensation on a before tax basis in accordance with the limitations imposed under the Internal Revenue Code. We make a matching contribution of $1.00 for each $1.00 of employee deferral, in accordance with the limitations imposed by the 401(k) Plan and the Internal Revenue Code. The amounts contributed under the 401(k) Plan are held in a trust and invested among various investment funds in accordance with the directions of each participant. An employee's salary deferral contributions under the 401(k) Plan are 100% vested. Our matching contributions vest at the rate of 20% per year of service. Participants are entitled to payment of their vested account balances upon termination of employment.

1996 STOCK OPTION PLAN

       We adopted the 1996 Stock Option Plan in September 1996 in conjunction with our initial public offering. The 1996 Stock Option Plan allows us to grant options not to exceed 10% of the shares of our common stock outstanding from time to time. The 1996 Stock Option Plan is administered by the Compensation Committee which, at its discretion, may grant either incentive stock options or non-qualified stock options to eligible individuals. All employees, including consultants and advisors of our company and our affiliates are eligible to participate in the 1996 Stock Option Plan. Prior to our adoption of the 1999 Stock Option Plan in October 1999, non-employee Directors were also eligible to participate in the 1996 Stock Option Plan. All option grants made to non-employee Directors after October 1999 are made under terms of the 1999 Stock Option Plan. On March 29, 2000, our Board authorized an additional 500,000 options to be made available for grants under the 1996 Stock Option Plan. Options granted under the 1996 Stock Option Plan expire 10 years from the grant date and vest in one-fifth increments on each of the first five anniversaries of the grant date with the exception of options granted to non-employee Directors which are fully vested on the date of grant. During 2001, options to purchase 693,265 shares of our common stock were granted under the 1996 Stock Option Plan. We may adjust any options issued under the 1996 Stock Option Plan in the event of stock splits and other corporate events. In addition, we may appropriately adjust the exercise price for options in the event that the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities by reason of merger, stock dividend, combination of shares or the like.

1999 NON-QUALIFIED STOCK OPTION PLAN

       On October 26, 1999, our Board of Directors adopted the 1999 Non-Qualified Stock Option Plan for employees (excluding executive officers), non-employee Directors, consultants and advisors of our company and our affiliates. With respect to non-employee Directors only, the 1999 Non-Qualified Stock Option Plan amends and succeeds the 1996 Plan (under which no more options may be granted to non-employee Directors). The 1999 Non-Qualified Stock Option Plan is administered by the Compensation Committee, which at its discretion, may grant awards to eligible individuals with the exception of non-employee Directors who receive automatic grants under the 1999 Non-Qualified Stock Option Plan. The options granted under the 1999 Non-Qualified Stock Option Plan are all non-qualified, expire 10 years from date of grant and vest immediately for non-employee Directors and in one-fifth increments on each of the first five anniversaries of the grant for other eligible individuals. During 2001, we granted a total of 436,606 options under the 1999 Non- Qualified Stock Option Plan, of which 18,000 options were granted to non-employee directors pursuant to our compensation plan for non-employee directors. We may adjust options issued under the 1999 Non-Qualified Stock Option Plan in the event of stock splits and other corporate events. In addition, we may appropriately adjust the exercise price for options in the event that the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities by reason of merger, stock dividend, combination of shares or the like.

CHANGE OF CONTROL PLAN

       Effective as of October 26, 1999, our Board of Directors established the Change of Control Plan pursuant to which, upon a change of control all employees, including executive officers, will be entitled to receive "stay-on" bonuses in the amount of 125% of the employee's regular target bonus percentage. In addition, a change of control will cause all stock options, phantom stock and other employee benefits to become fully vested.

       Further, if we or our successor terminates employees, other than executive officers, within one year of the change of control other than for cause, as defined in the Change of Control Plan, or our employees suffer a significant adverse change in employment, a reduction in salary or relocation of more than 30 miles, these employees will be entitled to severance benefits in the form of a lump sum payment calculated pursuant to a formula based upon each employee's base salary and years of service. The calculation of lump sum payments for executive officers is stated in their respective employment agreements.

       A "change of control" is deemed to occur if either:

       o a person, entity or group other than us or our affiliate acquires 20% or more of the combined voting power of our then outstanding voting securities,

       o a reorganization, merger, consolidation or liquidation is approved; or

       o the individuals constituting our Board of Directors on October 26, 1999 cease to constitute a majority of our Board of Directors unless the election of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Robert B. Catell, a member of the Compensation Committee, is Chairman of the Board and Chief Executive Officer of KeySpan. Mr. Riordan, a member of the Compensation Committee, is a member of KeySpan's Board of Directors and intends to retire on May 9, 2002. KeySpan owns approximately 67% of our common stock and is a party to transactions with us which are described below.

       We began exploring for natural gas and oil in December 1985 on behalf of The Brooklyn Union Gas Company. Brooklyn Union is an indirect wholly owned subsidiary of our majority stockholder, KeySpan. On September 20, 1996, we completed an initial public offering and issued 7,130,000 shares, or 31%, of our common stock to the public. As of March 25, 2002, THEC Holdings Corp., an indirect wholly owned subsidiary of KeySpan, owned approximately 67% of the outstanding shares of our common stock.

       Joint Venture Drilling Program. Effective January 1, 1999, we entered into a joint exploration agreement with KeySpan Exploration & Production, LLC, a subsidiary of our majority stockholder, KeySpan, to explore for natural gas and oil over an initial two-year term expiring on December 31, 2000. Under the terms of the joint venture, we contributed all of our then undeveloped offshore acreage to the joint venture and KeySpan was entitled to receive 45% of our working interest in all prospects drilled under the program. KeySpan paid 100% of actual intangible drilling costs for the joint venture up to a specified maximum per year and all additional intangible drilling costs incurred were paid 51.75% by KeySpan and 48.25% by Houston Exploration. Revenues are shared 55% Houston Exploration and 45% KeySpan. In addition, we received reimbursements from KeySpan for a portion of our general and administrative costs.

       Effective December 31, 2000, KeySpan and Houston Exploration agreed to end the primary or exploratory term of the joint venture. As a result, KeySpan will not participate in any of our offshore exploration prospects unless the project involves the development or further exploitation of discoveries made during the initial term of the joint venture. In addition, effective with the termination of the exploratory term of the joint venture, we will not receive any reimbursement from KeySpan for general and administrative costs.

       Since the beginning of our joint venture with KeySpan in January 1999, KeySpan has spent a total of $99.3 on exploration and development, with $ 17.2 million spent during 2001, $46.5 million spent during 2000 and $35.6 million spent during 1999. During the initial two-year exploratory term of the joint venture, we received from KeySpan a total of $7.3 million in general and administrative expense reimbursements, with $2.5 million paid during 2000 and $4.8 million paid during 1999. Reimbursement for general and administrative expenses terminated in 2000 with the expiration of the exploratory term of the joint venture.

       During the initial two-year term of the joint drilling program, we drilled a total of 21 wells under the terms of the joint venture: 17 exploratory wells and four development wells. Five of the wells drilled were unsuccessful. During 2001, KeySpan participated in three additional wells, all of which were successful, and further developed or delineated reservoirs discovered during the initial term of the joint venture. For 2002, KeySpan has committed to a capital budget of $15 million for development projects associated with its working interests in wells drilled under the joint venture during 1999, 2000 and 2001.

       Section 29 Tax Credits. Effective January 1, 1997, we entered into an agreement to sell to a subsidiary of KeySpan interests in our onshore producing wells that produce from formations that qualify for tax credits under Section 29 of the Internal Revenue Code. Section 29 provides for a tax credit from non-conventional fuel sources such as oil produced from shale and tar sands and natural gas produced from geopressured brine, Devonian shale, coal seams and tight sands formations. KeySpan acquired an economic interest in wells that are qualified for the tax credits and in exchange, we:

      o retained a volumetric production payment and a net profits interest of 100% in the properties;

      o         received a cash down payment of $1.4 million; and

      o receives a quarterly payment of $0.75 for every dollar of tax credit utilized.

We manage and administer the daily operations of the properties in exchange for an annual management fee of $100,000. The income statement effect for the year ended December 31, 2001 was a reduction to income tax expense of $0.8 million representing benefits received from the Section 29 tax credits.

       Registration Rights Agreement. Under a registration rights agreement entered into as of July 2, 1996 between us and THEC Holdings Corp., we have agreed to file, upon the request of KeySpan, a registration statement under the Securities Act for the purpose of enabling KeySpan to offer and sell any securities we issued to THEC Holdings. KeySpan may exercise these rights at any time. We will bear the costs of any registered offering, except that KeySpan will pay any underwriting commissions relating to any offering, any transfer taxes and any costs of complying with foreign securities laws at KeySpan's request, and each party will pay for its counsel and accountants. We have the right to require KeySpan to delay any exercise by KeySpan of its rights to require registration and other actions for a period of up to 180 days if, in our judgment, we or any offering we are then conducting or about to conduct would be adversely affected. We have also granted KeySpan the right to include its securities in registration statements covering offerings by us, and we will pay all costs of offerings other than underwriting commissions and transfer taxes attributable to the securities sold on behalf of KeySpan. We have agreed to indemnify KeySpan, its officers, directors, agents, any underwriter, and each person controlling any of the foregoing, against liabilities under the Securities Act or the securities laws of any state or country in which our securities are sold pursuant to the registration rights agreement.

                              CERTAIN TRANSACTIONS

TRANSACTIONS BETWEEN THE COMPANY AND MANAGEMENT

       Restricted Stock and Option Grant to President and Chief Executive Officer. On April 4, 2001, our Board of Directors granted Mr. Hargett 10,000 restricted shares of common stock which vest in one-third increments during a three- year period on each anniversary of the grant date and vest in full if Mr. Hargett terminates his employment for good reason, as defined in his employment agreement, or if we terminate Mr. Hargett's employment for any reason other than cause, as defined in the employment agreement. We recognized $64,000 in unearned compensation expense during 2001 relating to this grant of restricted stock.

       Employment Contracts. We are a party to employment agreements with all of our executive officers. Please read "Executive Compensation -- Employment Agreements" for a description of these employment agreements.

       Overriding Royalty Interests Held by Former President. Prior to our initial public offering in September 1996, we were party to an employment agreement with Mr. Floyd, our former President and Chief Executive Officer. Under this employment agreement, we had:

       o granted Mr. Floyd an option to obtain up to a 5% working interest in specified exploration prospects, exercisable at the time of acquisition of the prospect or prior to the commencement of drilling of the initial well on any the prospect;

       o assigned to Mr. Floyd a 2% net profits interest in all exploration prospects at the time the properties were acquired;

       o assigned to key employees designated by Mr. Floyd overriding royalty interests equivalent to a 4% net revenue interest in specified properties at the time we acquired the properties; and

       o assigned to Mr. Floyd a 6.75% after program-payout working interest in the leases upon which we began drilling an exploratory well (whether or not successful) during a calendar year.

       Mr. Floyd and his affiliates opted to acquire a 5% working interest in the Charco Field properties we acquired in July 1996 and the right to participate with a 5% working interest in any future wells we drilled in the Charco Field. At that time, we loaned to Mr. Floyd the $3.1 million purchase price for the purchase of a 5% working interest in the Charco Field properties. In addition, we agreed to loan to Mr. Floyd, on a revolving basis, the amounts required to fund the expenses attributable to his working interest. Mr. Floyd was required to repay amounts owed under the loan in the amount of 65% of all distributions received in respect to the working interest, as distributions were received. Amounts outstanding under the loan accrued interest at a rate equal to our cost of borrowing under our credit facility. Obligations under the agreement were secured by a pledge of Mr. Floyd's working interest in, and the production from, the properties. As of February 28, 2001, Mr. Floyd repaid the loan in full.

       No assignments were made to Mr. Floyd or to key employees subsequent to 1995 and upon completion of our initial public offering in September 1996, Mr. Floyd's employment agreement was replaced with a new employment agreement which did not provide Mr. Floyd with the option to participate in our prospects as a working interest owner or to receive or grant assignments or after program-payout working interests; however, due to the nature of an overriding royalty interest, Mr. Floyd and any employees receiving assignments will continue to receive payments pursuant to their overriding interest until production from the related property ends.

       In January 2000, we agreed to exchange all of the working interests and net profits interests Mr. Floyd had acquired in our properties pursuant to the initial employment agreement for an overriding royalty interest in those same properties. The exchange was effective October 1, 1999, and was structured such that the net present value we would earn and that Mr. Floyd would earn would be approximately the same regardless of the nature of Mr. Floyd's participation in the earnings from the properties. As of October 1, 1999, the net present value, discounted at 10%, of the properties exchanged was approximately $13.5 million.

       During 2001, Mr. Floyd and his affiliates received $6.9 million in revenues attributable to his overriding royalty interests held in our properties.

                                OTHER INFORMATION

       KeySpan, our majority stockholder owning approximately 67% of our shares, has been cooperating in preliminary inquiries regarding trading in KeySpan's common stock by individual officers of KeySpan prior to KeySpan's July 17, 2001 announcement that they were taking a special charge in their energy services business and would be reducing their 2001 earnings forecast. These inquiries are being conducted by the U.S. Attorney's Office, Southern District of New York, and the SEC. As part of its continuing inquiry, on March 5, 2002, the SEC issued a formal order of investigation pursuant to which it will review the trading activity of certain KeySpan insiders, including Messrs. Luterman, Matthews and Fani, who are current or from May 1, 2001 to the present, as well as KeySpan's compliance with its reporting rules and regulations, generally during the period following the acquisition by KeySpan of the Roy Kay companies which are part of KeySpan's energy services business, through the July 17th announcement of a special charge.

       In addition, KeySpan and certain of its officers and directors, including those KeySpan officers that are members of our Board, are defendants in a number of class action lawsuits filed in the United States District Court for the Eastern District of New York after KeySpan's July 17th announcement. These lawsuits allege, among other things, violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, in connection with disclosures relating to or following the acquisition by KeySpan of the Roy Kay companies. Finally, in October 2001, a shareholder's derivative action was commenced in the same court against certain officers and directors of KeySpan, alleging, among other things, breaches of fiduciary duty, violations of the New York Business Corporation Law and violations of Section 20(a) of the Exchange Act. Each of the proceedings seeks monetary damages in an unspecified amount.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table presents information as of March 25, 2002 regarding the beneficial ownership of our common stock by common stock equivalents credited to each person who we know to own beneficially more than five percent of the outstanding shares of common stock, each Director, our Named Executive Officers, all Directors and executive officers as a group. Unless otherwise indicated, each person shown below has the sole power to vote and the sole power to dispose of the shares of common stock listed as beneficially owned.

                                        COMMON STOCK BENEFICIALLY OWNED
                                 ----------------------------------------------
                                                                      OPTIONS                           TOTAL PERCENT
                                  COMMON STOCK                      TO PURCHASE                               OF
                                      AND           COMMON            COMMON          PHANTOM STOCK         COMMON
NAME OF BENEFICIAL OWNER         STOCK OPTIONS      STOCK             STOCK(1)          RIGHTS(2)          STOCK(19)
------------------------         -------------      ------          -----------       -------------     -------------
KeySpan Corporation (3)......     20,380,392      20,380,392                --                  --          66.9%
   One MetroTech Center
   Brooklyn, NY 11201-3850


Massachusetts Financial
 Services Company(4).........      2,202,281       2,202,281                --                  --           7.2%
   500 Boylston Street
   Boston, MA 02116



Robert B. Catell.............         19,000           4,000(5)         15,000                  --             *
William G. Hargett ..........         17,333           3,333(6)         14,000(6)               --             *
David G. Elkins .............         16,000           5,000            11,000                  --             *
Craig G. Matthews............         16,000           1,000(7)         15,000                  --             *
James Q. Riordan.............         15,500             500(8)         15,000               8,742             *
Donald C. Vaughn.............         15,000              --            15,000               2,702             *
Gerald Luterman .............          9,000              --(9)          9,000                  --             *
H. Neil Nichols .............          9,000              --(10)         9,000                  --             *
Russell D. Gordy.............          4,500             500(11)         4,000                  --             *
Gordon F. Ahalt..............          4,000           2,000             2,000                  --             *
Robert J. Fani...............             --              --(12)            --(12)              --             *
Charles W. Adcock............         33,700           2,476            31,224(13)              --             *
James F. Westmoreland........         31,669           1,064            30,605(14)              --             *
Thomas E. Schwartz...........         24,624              --            24,624(15)              --             *
Tracy Price..................             --              --                --(16)              --             *
Steven L. Mueller............             --              --                --(17)              --             *
Roger B. Rice................             --              --                --(18)              --             *
All Directors and executive
officers as a group
(17 persons).................        215,326          19,873           195,453              11,444           0.7%

----------
*      Less than 1%.

(1) The Directors and officers have the right to acquire the shares of common stock reflected in this column currently or within 60 days of the date hereof through the exercise of stock options.

(2) The term Phantom Stock Rights refers to units of value which track the performance of common stock. The units do not possess any voting rights or right to dispose of common stock and have been issued to non-employee Directors pursuant to our Deferred Compensation Plan for Non-Employee Directors.

(3) KeySpan holds its shares through its indirect wholly owned subsidiary, THEC Holdings Corp.

(4) As reported on a Schedule 13G/A filed on February 11, 2002, Massachusetts Financial Services Company ("MFS") is the beneficial owner of 2,479,096 shares of our outstanding common stock, which shares are also beneficially owned by other non-reporting entities as well as MFS. MFS has sole voting power with respect to 2,202,281 shares and sole dispositive power with respect to 2,479,096 shares.

(5) Mr. Catell also owns (i) 1,295,538 shares of KeySpan common stock, which includes 1,228,201 outstanding options to purchase shares of KeySpan common stock that are exercisable within 60 days of the date hereof and
       (ii) 12.82 shares of KeySpan preferred stock.

(6) Mr. Hargett owns 10,000 shares of restricted common stock that vest in one-third increments over a period of three years beginning on the first anniversary date of the grant date (April 4, 2001). At the time our proxy is mailed, 3,333 shares will be vested. Mr. Hargett owns 158,000 options, of which 14,000 are exercisable within 60 days of the date hereof.

(7) Mr. Matthews also owns (i) 474,749 shares of KeySpan common stock, which includes 423,534 outstanding options to purchase KeySpan common stock exercisable within 60 days of the date hereof and (ii) 12.82 shares of KeySpan preferred stock.

(8) Mr. Riordan also owns (i) 25,800 shares of KeySpan common stock, which includes 3,300 options to purchase shares of KeySpan common stock within 60 days from the date hereof and (ii) 19,616 KeySpan phantom stock rights.

(9) Mr. Luterman also owns 118,392 shares of KeySpan common stock including 115,466 options to purchase KeySpan common stock exercisable within 60 days.

(10) Mr. Nichols also owns (i) 86,282 shares of KeySpan common stock including 79,333 outstanding options to purchase KeySpan common stock exercisable within 60 days hereof and (ii) 12.82 shares of KeySpan preferred stock.

(11)   Mr. Gordy also owns 5,000 shares of KeySpan common stock.

(12) Mr. Fani owns 112,973 shares of KeySpan common stock which includes 104,307 options to purchase KeySpan common stock exercisable within 60 days of the date hereof. If elected to our Board, Mr. Fani will be granted 7,000 options to purchase common stock which will be fully vested and immediately exercisable.

(13) Mr. Adcock owns 93,519 options to purchase common stock, 31,224 which are vested.

(14) Mr. Westmoreland owns 94,064 options to purchase common stock, 30,605 which are vested.

(15) Mr. Schwartz owns 99,919 options to purchase common stock, 24,624 options are vested.

(16)   Mr. Price owns 63,500 options, none of which have vested.

(17)   Mr. Mueller owns 50,000 options, none of which have vested.

(18)   Mr. Rice owns 35,000 options, none of which have vested.

(19)   Based upon 30,490,800 shares outstanding as of March 25, 2002.

                          COMPLIANCE WITH SECTION 16(a)

     Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of the common stock, to file initial reports of ownership and reports of changes in ownership of common stock on Forms 3, 4, and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of any forms that they file.

     To our knowledge, based solely on our review of the copies of the reports we received and on written representations by reporting persons that no reports on Form 5 were required, we believe that during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with in a timely manner.

                            PROPOSAL OF STOCKHOLDERS

     Under Rule 14a-8 of the Securities Exchange Act of 1934, some stockholder's proposals may be eligible for inclusion in our 2003 Proxy Statement. We must receive any stockholder's proposal intended to be presented at the 2003 annual meeting at our principal executive offices no later than December 9, 2002, if the proposal is to be considered for inclusion in our Proxy Statement relating to the 2003 annual meeting. However, if the date of the 2003 annual meeting is advanced by more than 30 days or delayed for more than 30 days from the anniversary of the 2002 annual meeting, in accordance with our bylaws the stockholder must submit notice of a proposal at least 80 days prior to the date we intend to distribute our proxy statement with respect to the 2003 annual meeting.

                              FINANCIAL INFORMATION

     A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES AND EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO JAMES F. WESTMORELAND, VICE PRESIDENT, CHIEF ACCOUNTING OFFICER, COMPTROLLER AND SECRETARY, THE HOUSTON EXPLORATION COMPANY, 1100 LOUISIANA, SUITE 2000, HOUSTON, 77002.

                                             By Order of the Board of Directors

                                             /s/ James F. Westmoreland
                                             -----------------------------------
                                             James F. Westmoreland
                                             Secretary

April 9, 2002
Houston, Texas

                                                                       EXHIBIT 1

                         THE HOUSTON EXPLORATION COMPANY
                          2002 LONG TERM INCENTIVE PLAN

                                   ARTICLE I

                                      PLAN

          1.1 PURPOSE. This Plan is for non-employee directors of the Company and employees, consultants and advisors of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue as directors or in the employ of the Company or any of its Affiliates.

          1.2 EFFECTIVE DATE OF PLAN. This Plan shall be effective _______________, 2002 (the "Effective Date"), if within one year of that date it shall have been approved by at least a majority vote of stockholders voting in person or by proxy at a duly held stockholders' meeting, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of stockholders. No Award shall be granted pursuant to this Plan after ______________, 2012.

                                   ARTICLE II

                                   DEFINITIONS

          The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

          2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          2.2 "AWARD" shall mean any Option or Restricted Stock granted under this Plan.

          2.3 "AWARD AGREEMENT" shall mean any agreement, contract, or other instrument or document (written or electronic) evidencing any Award.

          2.4 "BOARD OF DIRECTORS" means the board of directors of the Company.

          2.5 "CHANGE OF CONTROL" means:

               (i) the acquisition after the Effective Date, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a "Person") of beneficial ownership of 20 percent or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), provided that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company,

          (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) hereof; or

               (ii) individuals, who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board provided that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (iii) consummation after the Effective Date, of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") unless, in each case, following such Corporate Transaction, (A) (1) all or substantially all of the persons who were the beneficial owners of the Outstanding Common Stock immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction, and (2) all or substantially all of the persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction, as the case may be,
          (B) no Person (excluding (1) any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction and (2) any Person approved by the Incumbent Board) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to such Corporate Transaction and
          (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction.

          2.6 "CODE" means the Internal Revenue Code of 1986, as amended.

          2.7 "COMMITTEE" means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors. The Committee shall be comprised solely of at least two members who qualify as Outside Directors and also Non-Employee Directors.

          2.8 "COMPANY" means The Houston Exploration Company, a Delaware corporation.

          2.9 "DISABILITY" means a physical or mental infirmity which, in the sole discretion of the Committee, shall prevent the Participant from earning a reasonable livelihood with the Company or any Affiliate and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          2.10 "EMPLOYEE" means a person employed by the Company or any Affiliate.

          2.11 "FAIR MARKET VALUE" of the Stock as of any date means (a) the closing sales price of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the closing sales price of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) as reported on the Nasdaq Stock Market; or (c) if the Stock is not listed on the Nasdaq Stock Market, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Committee equal to (x) the average between the closing bid and ask prices per share of Stock on the last preceding date on which those prices were reported or (y) an amount as determined by the Committee in its sole discretion.

          2.12 "INCENTIVE OPTION" means an Option granted under this Plan which is designated as an "Incentive Option" and satisfies the requirements of Section 422 of the Code.

          2.13 "NON-EMPLOYEE DIRECTOR" means a "non-employee director" as that term is defined in Rule 16b-3 of the Securities Exchange Act of 1934.

          2.14 "NONQUALIFIED OPTION" means an Option granted under this Plan other than an Incentive Option.

          2.15 "OPTION" means either an Incentive Option or a Nonqualified Option granted under this Plan to purchase shares of Stock.

          2.16 "OUTSIDE DIRECTOR" means a member of the Board of Directors serving on the Committee who satisfies the criteria of Section 162(m) of the Code.

          2.17 "PARTICIPANT" shall mean any Non-Employee Director, Employee, consultant or advisor granted an Award under this Plan.

          2.18 "PERFORMANCE OBJECTIVE" mean the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department or function within the Company or an Affiliate or in individual or other terms, and which will relate to the period of time determined by the Committee.

          2.19 "PLAN" means The Houston Exploration Company 2002 Long Term Incentive Plan, as set out in this document and as it may be amended from time to time.

          2.20 "RESTRICTED PERIOD" shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

          2.21 "RESTRICTED STOCK" shall mean any Stock, prior to the lapse of the restrictions thereon, granted under Article VI of this Plan.

          2.22 "STOCK" means the common stock of the Company, $.01 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

          2.23 "10% STOCKHOLDER" means an individual who, at the time the Award is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

          2.24 "VEST" or "VESTING" shall mean the date on which an Award becomes exercisable, payable and/or nonforfeitable, as applicable.

                                  ARTICLE III

                                   ELIGIBILITY

          The individuals who shall be eligible to receive Incentive Options and/or Restricted Stock shall be those Employees as the Committee shall determine from time to time. The individuals who shall be eligible to receive Nonqualified Options shall be those Employees, consultants and advisors of the Company or any of its Affiliates as the Committee shall determine from time to time, and those individuals who are Non-Employee Directors; provided, however, that Non-Employee Directors shall be eligible only to receive Nonqualified Options pursuant to Section 5.8. Further, no Outside Director shall be eligible to receive any Award or to receive stock, stock options, or stock appreciation rights under any other plan of the Company or any of its Affiliates, if to do so would cause the individual not to be an Outside Director. The Board of Directors may designate one or more individuals who shall not be eligible to receive any Award under this Plan or under other similar plans of the Company.

                                   ARTICLE IV

                      GENERAL PROVISIONS RELATING TO AWARDS

          4.1 AUTHORITY TO GRANT AWARDS. The Committee may grant to those individuals (other than Non-Employee Directors), as it shall from time to time determine, Awards under the terms and conditions of this Plan. Subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Award to be granted to an Employee, consultant or advisor of the Company or any of its Affiliates shall be as determined by the Committee. Non-Employee Directors shall automatically receive grants of Nonqualified Options as provided in Section 5.8.

          4.2 DEDICATED SHARES. The total number of shares of Stock with respect to which Awards may be granted under this Plan shall be 1,500,000 shares of which the maximum number of shares of Stock which may be issued as Restricted Stock shall be 300,000 shares. The total number of shares of Stock with respect to which Incentive Options may be granted under the Plan shall be 1,500,000 shares. The maximum number of shares subject to Awards which may be issued to any Participant under the Plan during any period of three consecutive years is 1,500,000 shares. The shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized but unissued shares, treasury shares, or shares of Stock bought on the market or otherwise. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

          If any Award is exercised, paid, forfeited, terminated or canceled without the delivery of shares of Stock, then the shares of Stock covered by such Award, to the extent of such payment, exercise, forfeiture, termination or cancellation shall again be available for issuance under this Plan.

          4.3 NON-TRANSFERABILITY. Awards shall not be transferable by the Participant otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Participant's lifetime, only by him (or his legal guardian or representative in the event of his legal incapacity).

          4.4 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Participant or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, or the grant of any Restricted Stock, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable pursuant to any Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The

Company shall not be obligated to take any other affirmative action in order to cause the issuance of shares pursuant to any Award granted hereunder to comply with any law or regulation of any governmental authority.

          4.5 CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment, (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of such class of Stock as the result of the event requiring the adjustment; and (c) if the Committee determines it to be appropriate in order to prevent dilution or enlargement of benefits intended to be made available with respect to any Award under this Plan, any other factor pertaining to an outstanding Award may be duly and appropriately adjusted by the Committee, subject to any required action by the Board or the stockholders of the Company.

          If at any time while unexercised Options and/or shares of Restricted Stock remain outstanding under this Plan the Company, in a transaction not constituting a Change of Control, (1) is merged or consolidated with another corporation and the Company not the surviving corporation, or (2) is liquidated or sells or otherwise disposes of all or substantially all of its assets, then
(a) subject to the provisions of clause (d) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive, in lieu of shares of Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which the Option shall be so exercised; (b) the Committee may, if it determines it to be appropriate in order to prevent dilution or enlargement of benefits intended to be made available with respect to any grants of Restricted Stock under this Plan, adjust, in the manner it deems equitable, the number and type of shares (or other security or property) subject to outstanding Awards of Restricted Stock; (c) the Committee SHALL waive any limitations set out in or imposed under this Plan so that all Awards, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Committee, shall be fully vested; and (d) all outstanding Options may be canceled by the Committee as of the effective date of any such merger, consolidation, liquidation, sale or other disposition, if (i) notice of cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise that Option in full (without regard to any limitations set out in or imposed under this Plan or the Award Agreement granting that Option) during a period set by the Committee preceding the effective date of such merger, consolidation, liquidation, sale or other disposition and, if in the event all outstanding Options may not be exercised in full under applicable securities laws without registration of the shares of Stock issuable on exercise of the Options, the Committee may limit the exercise of the Options to the number of shares of Stock, if any, as may be issued without registration. The method of choosing which Options may be exercised, and the number of shares of Stock for which Options may be exercised, shall be solely within the discretion of the Committee.

          The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Awards.

          4.6 CHANGES OF CONTROL.

               (a) Subject to paragraph (b) below, and except to the extent an Award Agreement expressly provides otherwise, in the event of a Change of Control, all outstanding Awards automatically shall become fully Vested immediately prior to such Change of Control (or such earlier time as set by the Committee), all restrictions, if any, with respect to such Awards shall lapse and all Performance Criteria, if any, with respect to such Awards shall be deemed to have been met at the target level.

               (b) In addition to the acceleration of the Vesting of any outstanding Awards as provided in paragraph (a) above, in the event of a Change of Control, the Committee may, in its discretion, at the time an Award is granted or any time thereafter: (i) adjust the terms of the Award in a manner determined by the Committee to reflect the Change of Control, (ii) cause the Award to be assumed, or new rights substituted therefor, by another entity, (iii) provide that all outstanding Options may be canceled by the Committee as of the effective date of the Change of Control if (1) notice of such cancellation shall be given to each holder of an Option and (2) each holder of an Option shall have the right to exercise that Option in full (without regard to any limitations set out or imposed under this Plan or the Award Agreement granting that Option) during a period set by the Committee preceding the effective date of the Change of Control and, if in the event all outstanding Options may not be exercised in full under applicable securities laws without registration of the shares of Stock issuable on exercise of the Options, the Committee may limit the exercise of the Options to the number of shares of Stock, if any, as may be issued without registration, or (iv) make such other provisions as the Committee may consider equitable and in the best interest of the Company.

          4.7 EFFECT OF TERMINATION OF EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY ON NONVESTED AND VESTED AWARDS.

               (a) For purposes of this Plan, a Participant's status as an Employee, a Non-Employee Director, consultant or advisor, shall be determined by the Committee and will be treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence as determined by the Committee.

               (b) If a Participant ceases to be an Employee, a Non-Employee Director, consultant and/or advisor for any reason (i) the Participant's Award(s) which are not Vested at the time the Participant ceases to be an Employee, a Non-Employee Director, consultant or advisor (as applicable) shall be forfeited, and (ii) the Participant's Award(s) which are Vested at the time the Participant ceases to be an Employee, a Non-Employee Director, consultant or advisor (as applicable) shall be forfeited and/or expire in accordance with the provisions set forth in this Plan and in the Award Agreement granting such Award.

                                   ARTICLE V

                                     OPTIONS

          5.1 TYPE OF OPTION. The Committee shall specify whether a given Option shall constitute an Incentive Option or a Nonqualified Option; provided, however, that the Options granted to Non-Employee Directors pursuant to Section
5.8 shall be Nonqualified Options.

          5.2 OPTION PRICE. The price at which Stock may be purchased under an Option shall not be less than the greater of: (a) 100% of the Fair Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted; provided, however, the price at which Stock may be purchased under a Nonqualified Option granted to a Non-Employee Director pursuant to Section 5.8 shall be equal to the greater of (a) or (b) above on the date the Option is granted. In the case of any 10%

Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Option is granted.

          5.3 DURATION OF OPTIONS. No Option shall be exercisable after the expiration of 10 years from the date the Option is granted. In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

          5.4 AMOUNT EXERCISABLE. Except as provided in Section 5.8 below, each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding; provided, that no Option may be exercisable within six (6) months of the date of grant. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the Optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted. To the extent that an Option designated as an Incentive Option fails to qualify as such (at the time of grant or at any other time), the Option shall be treated as a Nonqualified Option.

          5.5 EXERCISE OF OPTIONS. Each Option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with: (a) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares,
(b) if approved by the Committee, Stock at its Fair Market Value on the date of exercise; or (c) through a "cashless broker" exercise approved by the Committee, and/or any other form of payment which is acceptable to such Committee, and specifying the address to which the certificates for the shares are to be mailed. Subject to Section 8.8, as promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee's name. If shares of Stock are used in payment of the exercise price, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee, at the address specified by the Participant.

          Whenever an Option is exercised by exchanging shares of Stock owned by the Participant, the Participant shall deliver to the Company certificates registered in the name of the Participant representing a number of shares of Stock legally and beneficially owned by the Participant, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition of an Option.

          5.6 SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in this Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

          5.7 NO RIGHTS AS STOCKHOLDER. No Optionee shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.

          5.8 DIRECTOR OPTIONS.

               (a) Each individual who becomes a Non-Employee Director upon his or her first election to the Board of Directors after the Effective Date, shall automatically receive a Nonqualified Option for 5,000 shares of Stock on the date of his or her election as a Non-Employee Director.

               (b) On September 20 of each year that this Plan is in effect (commencing with September 20, 2002), each individual who is a Non-Employee Director on such date shall automatically receive a Nonqualified Option for 2,000 shares of Stock on such date; provided, however, that if September 20 of any year in which such Options are to be granted falls on a day which is not a business day, such Options shall be granted on the next following business day.

               (c) Each Nonqualified Option granted to a Non-Employee Director pursuant to this Section 5.8 will be subject to the following provisions:

                    (i) Each such Option shall be fully vested and exercisable on the date of grant; and

                    (ii) Each such Option shall have a term of 10 years from the date the Option is granted; provided, however, that if the Non-Employee Director ceases to serve as a Non-Employee Director of the Company for any reason, including death, each such Option shall terminate on the earlier to occur of (A) the first anniversary of the date on which such Non-Employee Director ceased to serve as a Non-Employee Director of the Company and the
               (B) 10th anniversary of the date of grant of such Option.

               (d) In the event that the number of shares of Stock available for grant under this Plan is insufficient to make all automatic grants provided for in this Section 5.8 on the applicable date, then each Non-Employee Director shall receive a Nonqualified Option for his or her pro rata share of the total number of shares of Stock then available for grant under this Plan and shall have no right to receive a grant with respect to the deficiencies in the number of available shares, and all future grants under this Section 5.8 shall terminate.

                                   ARTICLE VI

                                RESTRICTED STOCK

          6.1 GRANTS OF RESTRICTED STOCK. The Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including Performance Objectives, if any, under which if not achieved, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. Unless subject to the achievement of Performance Objectives or a special determination is made by the Committee as to a shorter Restricted Period, the Restricted Period shall not be less than five years. The terms, conditions and restrictions of each grant of Restricted Stock shall be set forth in such Award Agreement, not inconsistent with the provisions of this Plan, as the Committee shall, from time to time, deem desirable.

          6.2 RIGHTS AS A STOCKHOLDER. Upon issuance of Restricted Stock, a Participant shall have the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in this Plan and in the Award Agreement. Unless the Committee shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have Vested and are no longer subject to any restrictions on transfer in accordance with the terms of the Award Agreement.

          6.3 VESTING OF RESTRICTED STOCK. The Award Agreement shall specify the date or dates and any other terms and conditions including, without limitation, Performance Objectives, on which the Restricted Stock may Vest. All outstanding shares of Restricted Stock shall automatically become fully Vested upon a Change in Control.

          6.4 DIVIDENDS. All dividends and distributions, or cash equivalent thereof (whether cash, stock or otherwise), on Restricted Stock shall be withheld from the respective Participant and credited by the Company to the Participant's account in the general accounts of the Company and not in any trust or related account for the benefit of the Participant. At such time as a Participant becomes Vested in a portion of the grant of Restricted Stock, all accumulated credits for dividends and distributions, or cash equivalent thereof attributable to such Vested Restricted Stock, shall be paid to the Participant. Interest shall not be paid on any dividends or distributions or cash equivalent thereof which may have been credited by the Company for the account of a Participant. The Company shall have the option of paying such credits for accumulated dividends or distributions or cash equivalent thereof, in shares of Stock rather than in cash. If payment is made in shares of Stock, the conversion to shares of Stock shall be at the Fair Market Value on the date of payment. Dividends and distributions, or cash equivalent thereof credited on non-Vested Restricted Stock shall be forfeited in the same manner and at the same time as the respective shares of Restricted Stock to which they are attributable or forfeited.

                                  ARTICLE VII

                                 ADMINISTRATION

          This Plan shall be administered by the Committee. All questions of interpretation and application of this Plan and Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. This Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

               (a) determine the persons to whom and the time or times at which Awards will be made,

               (b) determine the number of shares and the purchase price of Stock covered in each Option, subject to the terms of the Plan,

               (c) determine the terms, provisions and conditions of each Award, which need not be identical,

               (d) determine whether an Award has been earned and/or Vested,

               (e) accelerate or, with the consent of the Participant, defer the Vesting of any Award and/or the exercise date of any Award,

               (f) define the effect, if any, on any Award of the death, Disability, retirement, or termination of employment of the Participant,

               (g) prescribe, amend and rescind rules and regulations relating to administration of this Plan, and

               (h) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of this Plan.

          Notwithstanding the foregoing, the Committee shall not have the authority or discretion to modify any of the terms of the Nonqualified Options automatically granted to Non-Employee Directors pursuant to Section 5.8. The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

                                  ARTICLE VIII

                        AMENDMENT OR TERMINATION OF PLAN

          The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the exercise price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company's stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in this Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential Federal income tax treatment.

                                   ARTICLE IX

                                  MISCELLANEOUS

          9.1 NO ESTABLISHMENT OF A TRUST FUND. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Participant under this Plan. All Participants shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under this Plan.

          9.2 NO EMPLOYMENT OBLIGATION. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Participant. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him.

          9.3 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Participant any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option, the grant of or lapse of restrictions on any Restricted Stock, or any payment under any Award. In the alternative, the Company may require the Participant (or successor) to pay the sum directly to the employer corporation. If the Participant (or successor) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within ten days after the date of exercise or grant of or lapse of restrictions on any Restricted Stock. The Company shall have no obligation upon exercise of any Option until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise a Participant of the existence of the tax or the amount which the employer corporation will be required to withhold.

          9.4 WRITTEN AGREEMENT. Each Award shall be embodied in a written Award Agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Participant and by a member of the Committee and an officer of the Company on behalf of the Committee and the Company. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.

          9.5 INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further action his part to indemnity from the Company for, all expenses (including attorneys' fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or of the Board of Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee or the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee or the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

          9.6 GENDER. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

          9.7 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of this Plan and shall not be used in construing the terms of this Plan.

          9.8 OTHER COMPENSATION PLANS. Except as provided below, the adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall this Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate. Notwithstanding the foregoing, on and after the Effective Date Non-Employee Directors shall not be eligible to receive option grants under the Company's 1999 Non-Qualified Stock Option Plan and this Section 9.8 shall operate as an amendment to that plan.

          9.9 OTHER AWARDS. The grant of an Award shall not confer upon a Participant the right to receive any future or other Awards under this Plan, whether or not Awards may be granted to similarly situated Participants, or the right to receive future Awards upon the same terms or conditions as previously granted.

          9.10 ARBITRATION OF DISPUTES. Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

          9.11 GOVERNING LAW. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.

                                      PROXY
                         THE HOUSTON EXPLORATION COMPANY
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                         ANNUAL MEETING -- MAY 17, 2002

     The undersigned having received the notice and accompanying Proxy Statement for said meeting hereby constitutes and appoints WILLIAM G. HARGETT and JAMES F. WESTMORELAND, and each of them, his true and lawful agents and proxies with power of substitution in each, to represent and vote at the Annual Meeting to be held at 10:00 am on May 17, 2002 at the DoubleTree Hotel, Allen Center, 400 Dallas Street, Houston, Texas 77002, or at any adjournment thereof on all matters coming before said meeting, all shares of THE HOUSTON EXPLORATION COMPANY which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

                           (Continued on Reverse Side)

[X] Please mark your votes
    as in this example

    (except as marked below)


1.   Election of Directors; Nominees: Gordon F. Ahalt,                          FOR                 WITHHOLD
     Robert B. Catell, David G. Elkins, Robert                       (to vote for all nominees)     AUTHORITY
     Russell D. Gordy, William G. Hargett, Gerald                               [ ]                    [ ]
     Luterman, H. Neil Nichols, James Q. Riordan, and
     Donald C. Vaughn.

     For, except vote withheld from the following nominee(s):

     --------------------------------------------

2.   Ratification and approval of Deloitte & Touche                             FOR                  AGAINST          ABSTAIN
     LLP as our independent public accountants for the                          [ ]                    [ ]              [ ]
     fiscal year ending December 31, 2002

3.   Approval of The Houston Exploration Company                                FOR                  AGAINST          ABSTAIN
     2002 Long-Term Incentive Plan.                                             [ ]                    [ ]              [ ]

4.   In the discretion of the proxies William G. Hargett                        FOR                  AGAINST          ABSTAIN
     and James F. Westmoreland, upon other matters as                           [ ]                    [ ]              [ ]
     may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2) AND (3). WILLIAM G. HARGETT AND JAMES F. WESTMORELAND, AS PROXIES, ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

You are encouraged to specify your choices by marking the appropriate boxes above, but you do not need to mark any boxes if you wish to vote in accordance with our Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)                                    DATE
            -----------------------------------      ---------------------------

Note: Executors, administrators, trustees, etc., please give your full title. If a corporation, please sign full corporate name by duly authorized officer. Joint owners should each sign personally.